Exhibit 4.29

JFVSPV2024L110-01

1.	Shipbroker N/A	2.	Place and date 24 October 2024
3.	Owners/Place of business (Cl. 1)	4.	Bareboat Charterers/Place of business (Cl. 1)

Huican (Tianjin) Shipping Leasing Co., Ltd., a corporation incorporated under the laws of the People’s Republic of China whose registered oﬃce is at Room 202, No.6262, Aozhou Road, (Dongjiang Comprehensive Free Trade Zone), Tianjin Pilot Free Trade Zone (No. 10214, Dongjiang Business Secretary Service Co., Ltd. Free Trade Zone)

Sri Lanka Shipping Company Inc., a corporation incorporated and existing under the laws of the Republic of Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

5.	Vessel’s name, call sign and ﬂag (Cl. 1 and 3)

	Hull No. H1596, TBA, The Republic of the Marshall Islands

6.	Type of Vessel	7.	GT/NT

	Product/Crude Oil Tanker		As per Shipbuilding Contract

8	When/Where built	9.	Total DWT (abt.) in metric tons on summer

	2026/China		freeboard

			As per Shipbuilding Contract

10.	Classiﬁcaton Society (Cl. 3)	11.	Date of last special survey by the Vessel’s
			classiﬁcaton society
	Lloyd’s Register (LR)
			Not applicable

12.	Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3)

	N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

13.	Port or Place of delivery (Cl. 3) Back to back with MOA delivery	14.	Time for delivery (Cl. 4) SEE CLAUSE 34	15.	Cancelling date (Cl. 5) SEE CLAUSE 33

16.	Port or Place of redelivery (Cl. 15)	17.	No. of months’ validity of trading and class
certificates upon redelivery (Cl. 15)
SEE CLAUSE 40
SIX (6) MONTHS

18.	Running days’ notice if other than stated in Cl. 4	19.	Frequency of dry-docking (Cl. 10(g))

	N/A		In accordance with Classiﬁcation Society or
			requirements of Flag State

20.	Trading limits (Cl. 6)

	Worldwide within International Navigating Limits or otherwise covered by the Insurances reasonably , please also see Clause 46.1(s)

21.	Charter period (Cl. 2)	22.	Charter hire (Cl. 11)

	SEE CLAUSE 32		SEE CLAUSE 36

23.	New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii))

	N/A

24.	Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV	25.	Currency and method of payment (Cl. 11)

	SEE CLAUSE 36		USD/BANK TRANSFER

26.	Place of payment; also state beneﬁciary and bank account (Cl. 11)	27.	Bank guarantee/bond (sum and place) (Cl. 24) (optional)

	To be paid into the Operating Account		SEE CLAUSE 24

28.	Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12)	29	Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies)

	SEE CLAUSE 57.2		SEE CLAUSE 38 - CLAUSE 14 DOES NOT APPLY

30.	Additonal insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))	31.	Additonal insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))

	SEE CLAUSE 38		N/A

32.	Latent defects (only to be ﬁlled in if period other than stated in Cl. 3)	33.	Brokerage commission and to whom payable (Cl. 27)

	N/A		N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

34.	Grace period (state number of clear banking days) (Cl. 28)	35.	Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30)

	N/A		choose an item SEE CLAUSE 30(a)

36.	War cancellation (indicate countries agreed) (Cl. 26(f))

	N/A

37.	Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional)	38.	Name and place of Builders (only to be ﬁlled in if PART III applies)

	No, Part III does not apply		N/A

39.	Vessel’s Yard Building No. (only to be ﬁlled in if PART III applies)	40.	Date of Building Contract (only to be ﬁlled in if PART III applies)

41.	Liquidated damages and costs shall accrue to (state party acc. to Cl. 1)

	(a) N/A

	(b)

	(c)

42.	Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional)	43.	Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional)

	NO, PART IV DOES NOT APPLY		NO, PART V DOES NOT APPLY

44.	Flag and Country of the Bareboat Charter Registry (only to be ﬁlled in if PART V applies)	45.	Country of the Underlying Registry (only to be ﬁlled in if PART V applies)

	N/A		N/A

46.	Number of additional clauses covering special provisions, if agreed

	CLAUSE 32 TO CLAUSE 59

(1)  PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conﬂict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conﬂict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conﬂict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conﬂict but no further.

(2) BACKGROUND
(A)  Pursuant to the Shipbuilding Contract, the Charterers have agreed to purchase and the SBC Sellers have agreed to sell the Vessel subject to and in accordance with the terms and conditions therein.
(B)   Pursuant to the Initial MOA, the Charterers have agreed to sell and the Sellers have agreed to buy the Vessel from the Charterers subject to and in accordance with the terms and conditions of the Initial MOA.
(C) Pursuant to the MOA, the Sellers have agreed to sell and the Owners have agreed to buy the Vessel from the Sellers subject to and in accordance with the terms and conditions of the MOA.
(D) Subject to and in accordance with the terms of this Charter, the Oweners have agreed to bareboat charter the vessel to the Charters.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Signature (Owners)	Signature (Charterers)

/s/ Zhang Xinhang	/s/ Andreas Nikolaos Michalopoulos
For and on behlf of	For and on behlf of
Huican (Tianjin) Shipping Leasing Co,., Ltd.	Sri Lanka Shipping Company Inc.
Name : Zhang Xinhang	Name: Andreas Nikolaos Michalopoulos
Title: Attorney-in-fact	Title : Attorney- in-fact

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

1	1.	Deﬁnitions

2	In this Charter, the following terms shall have the meanings hereby assigned to them:

3	“The Owners” shall mean the party identiﬁed in Box 3;

4	“The Charterers” shall mean the party identiﬁed in Box 4;

5	“The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

6	~~“Financial Instrument” means the mortgage, deed of covenant or other such ﬁnancial security instrument as~~
7	~~annexed to this Charter and stated in Box 28.~~

8	2.	Charter Period

9	In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to
10	hire the Vessel for the period stated in Box 21 (“The Charter Period”). See also Clause 32.

11	3.	Delivery

12	(not applicable when Part III applies, as indicated in Box 37)

13	~~(a)~~	~~The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in~~
14	~~every respect ready in hull, machinery and equipment for service under this Charter.~~

15	The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in
16	Box 13 ~~in such ready safe berth as the Charterers may direct~~.

17	(b)	The Vessel shall be properly documented on delivery in accordance with the laws of the Flag State ~~ﬂag state~~ indicated in
18	Box 5 and the requirements of the classiﬁcation society stated in Box 10. ~~The Vessel upon delivery shall have her~~
~~19~~	~~survey cycles up to date and trading and class certiﬁcates valid for at least the number of months agreed in Box~~
~~20~~	~~12.~~

21	(c)	The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a
22	full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers
23	shall not be entitled to make or assert any claim against the Owners on account of any conditions,
24	representations or warranties expressed or implied with respect to the Vessel ~~but the Owners shall be liable for~~
~~25~~	~~the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or~~
~~26~~	~~appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested~~
~~27~~	~~themselves within twelve (12) months after delivery unless otherwise provided in Box 32.~~

28	4.	Time for Delivery ( See Clause 34)

~~29~~	~~(not applicable when Part III applies, as indicated in Box 37)~~

~~30~~	~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the~~
~~31~~	~~Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~

~~32~~	~~Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’~~
~~33~~	~~preliminary and not less than fourteen (14) running days’ deﬁnite notice of the date on which the Vessel is~~
~~34~~	~~expected to be ready for delivery. The Owners shall keep the Charterers closely advised of possible changes in~~
~~35~~	~~the Vessel’s position.~~

36	5.	Cancelling (See Clause 33)

~~37~~	~~(not applicable when Part III applies, as indicated in Box 37)~~

~~38~~	~~(a)~~	~~Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the~~
~~39~~	~~option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours~~
~~40~~	~~after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and eﬀect.~~

PART II

~~41~~	~~(b)~~	~~If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in~~
~~42~~	~~a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to~~
~~43~~	~~the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared~~
~~44~~	~~within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within~~
~~45~~	~~thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then~~
~~46~~	~~exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be~~
~~47~~	~~substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~

~~48~~	~~(c)~~	~~Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on~~
~~49~~	~~the Owners under this Charter.~~

50	6.	Trading Restrictions

51	The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise operation within the trading
52	limits indicated in Box 20.

53	The Charterers undertake not to employ the Vessel or suﬀer the Vessel to be employed otherwise than in
54	conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein)
55	without ﬁrst obtaining the consent of the insurers to such employment and complying with such requirements
56	as to extra premium or otherwise as the insurers may prescribe.

57	The Charterers also undertake not to employ the Vessel or suﬀer her employment in any trade or business which
58	is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or
59	prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction,
60	seizure or conﬁscation.

61	Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive
62	products or waste are speciﬁcally excluded from the cargo permitted to be loaded or carried under this Charter.
63	This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial,
64	agricultural, medical or scientiﬁc purposes provided the Owners’ prior approval has been obtained to loading
65	thereof.

66	7.	Surveys on ~~Delivery and~~ Redelivery (See Clause 40.6)

~~67~~	~~(not applicable when Part III applies, as indicated in Box 37)~~

~~68~~	~~The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing~~
~~69~~	~~the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses~~
~~70~~	~~of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Oﬀ-hire~~
~~71~~	~~Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.~~

72	8.	Inspection (See Clause 46A)

~~73~~	~~The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey~~
~~74~~	~~the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:~~

~~75~~	~~(a)~~	~~to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and~~
~~76~~	~~maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is~~
~~77~~	~~found to require repairs or maintenance in order to achieve the condition so provided;~~

~~78~~	~~(b)~~	~~in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for~~
~~79~~	~~such inspection or survey shall be paid by the Charterers; and~~

~~80~~ 	~~(c)~~	~~for any other commercial reason they consider necessary (provided it does not unduly interfere with the~~
~~81~~	~~commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the~~
~~82~~	~~Owners.~~

~~83~~	~~All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the~~

PART II

~~84~~	~~Charter Period.~~

~~85~~	~~The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall~~
~~86~~	~~whenever required by the Owners furnish them with full information regarding any casualties or other accidents~~
~~87~~	~~or damage to the Vessel.~~

88	9.	Inventories, Oil and Stores

89	A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all
90	consumable stores on board the Vessel shall be made by the Charterers ~~in conjunction with the Owners on~~
~~91~~	~~delivery and again~~ on redelivery of the Vessel. The Charterers ~~and the Owners, respectively,~~ shall at the time of
92	delivery ~~and redelivery~~ take over ~~and pay for~~ all bunkers, lubricating oil, unbroached provisions, paints, ropes
93	and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the
94	ports of delivery ~~and redelivery, respectively.~~ The Charterers shall ensure that all spare parts listed in the
95
inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel. The Charteres shall also provide the Owners with a complete inventory of all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores in the Vessel on redelivery of the Vessel.

96	10.	Maintenance and Operation

97	(a)	(i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the
98	absolute disposal for all purposes of the Charterers and under their complete control in every respect. The
99	Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of
100	repair, in eﬃcient operating condition and in accordance with good commercial maintenance practice and,
101	~~except as provided for in Clause 14(l),~~ if applicable, at their own expense they shall at all times keep the Vessel’s
102	Class fully up to date with the Classiﬁcation Society indicated in Box 10 and maintain all other necessary
103	certiﬁcates in force at all times.

104	(ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new
105	equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements
106
or by compulsory legislation, such changes can be made without the prior written consent of the Owners and the Charterers shall ensure that the same are complied with and the time and cost of compliance shall be on the Charterers’ account. ~~costing (excluding the Charterers’ loss of time) more than the percentage stated in~~

~~107~~	~~Box 23, or if Box 23 is left blank, 5 per cent of the Vessel’s insurance value as stated in Box 29, then the extent, if~~
~~108~~	~~any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between~~
~~109~~	~~the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the~~
~~110~~	~~Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence~~
~~111~~	~~of agreement, be referred to the dispute resolution method agreed in Clause 30.~~

112	(iii) Financial Security - The Charterers shall maintain ﬁnancial security or responsibility in respect of third party
113	liabilities as required by any government, including federal, state or municipal or other division or authority
114	thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place,
115	territorial or contiguous waters of any country, state or municipality in performance of this Charter without any
116	delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such
117	government or division or authority thereof.

118	The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy
119	such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all
120	consequences whatsoever (including loss of time) for any failure or inability to do so.

121	(b)	Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual,
122	navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they
123	shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of
124	the Vessel under this Charter, including annual ﬂag state fees and any foreign general municipality and/or state
125	taxes. The Master, oﬃcers and crew of the Vessel shall be the servants of the Charterers for all purposes
126	whatsoever, even if for any reason appointed by the Owners.

PART II

127	Charterers shall comply with the regulations regarding oﬃcers and crew in force in the country of the Vessel’s
128	ﬂag or any other applicable law.

129	(c)	The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry-
130	docking and major repairs of the Vessel, as reasonably required.

131	(d)	Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in
132	their own colours, install and display their funnel insignia and ﬂy their own house ﬂag. The Charterers shall also
133
have the liberty, with the Owners’ consent, ~~which shall not be unreasonably withheld~~and which, subject to Clause 41.4, shall be granted in the case of a ﬂag of the relevant Flag State, to change the ﬂag and/or

134	the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment,
135	registration and re-registration, ~~if required by the Owners~~, shall be at the Charterers’ expense and time.

136	(e)	Changes to the Vessel – Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel
137	or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance ﬁrst securing
138	the Owners’ approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the
139	Vessel to its former condition ~~before the termination of this Charter~~.

140	(f)	Use of the Vessel’s Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment,
141	and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent
142	shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary
143	wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of
144	equipment as shall be so damaged or worn as to be unﬁt for use. The Charterers are to procure that all repairs
145	to or replacement of any damaged, worn or lost parts or equipment be eﬀected in such manner (both as regards
146
workmanship and quality of materials) as not to diminish the value of the Vessel. Title of any equipment so replaced shall, unless agreed between the Owners and the Charterers, remain with the Owners. The Charterers have the right

147
to ﬁt additional equipment at their expense and risk (provided that no permanent structural damage is caused to the Vessel by reason of such installation) and but the Charterers shall, at their expense remove such equipment and make good any damage caused by the ﬁtting or removal of such additional equipment ~~at the end~~

~~148~~	~~of the period~~ if requested by the Owners at the time of redelivery of the Vessel. Any equipment including radio equipment on hire on the Vessel at
149	time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations
150	and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners
151	for all expenses incurred in connection therewith, also for any new equipment required in order to comply with
152	radio regulations.

153	(g)	Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts
154	whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has
155	been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the
156	Classiﬁcation Society or ﬂag state.

157	11.	Hire (See Clause 36)

~~158~~	~~(a)~~	~~The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect~~
~~159~~	~~of which time shall be of the essence.~~

~~160~~	~~(b)~~	~~The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22~~
~~161~~	~~which shall be payable not later than every thirty (30) running days in advance, the ﬁrst lump sum being payable~~
~~162~~	~~on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the~~
~~163~~	~~Charter Period.~~

~~164~~	~~(c)~~	~~Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25~~
~~165~~	~~and at the place mentioned in Box 26.~~

PART II

~~166~~	~~(d)~~	~~Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally~~
~~167~~	~~according to the number of days and hours remaining before redelivery and advance payment to be eﬀected~~
~~168~~	~~accordingly.~~

~~169~~	~~(e)~~	~~Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of.~~
~~170~~	~~The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last~~
~~171~~	~~reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs ﬁrst. Any hire paid in advance to~~
~~172~~	~~be adjusted accordingly.~~

~~173~~	~~(f)~~	~~Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If~~
~~174~~	~~Box 24 has not been ﬁlled in, the three months Interbank oﬀered rate in London (LIBOR or its successor) for the~~
~~175~~	~~currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due,~~
~~176~~	~~increased by 2 per cent, shall apply.~~

~~177~~	~~(g)~~	~~Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the~~
~~178~~	~~Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire~~
~~179~~	~~payment date.~~

180	12.	Mortgage

~~181~~	~~(only to apply if Box 28 has been appropriately ﬁlled in)~~

~~182~~	~~(a)*~~	~~The Owners warrant that they have not eﬀected any mortgage(s) of the Vessel and that they shall not eﬀect any~~
~~183~~	~~mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

184	(b)*	The Vessel chartered under this Charter may be ~~is~~ ﬁnanced by ~~a~~ mortgage(s) according to the Financial Instruments.

185	The Charterers undertake to comply, and provide such information and documents to enable the Owners to
186	comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and
187	maintenance of the Vessel as laid down in the Financial Instruments or as may be reasonably directed from time to time
188	during the currency of the Charter by the mortgagee(s) in conformity with each ~~the~~ Financial Instrument (if any). The
189	Charterers ~~conﬁrm that, for this purpose, they have acquainted themselves with all relevant terms, conditions~~
~~190~~	~~and provisions of the Financial Instrument and~~ agree to acknowledge each Financial Instrument (if any) ~~this~~ in writing in any form that may be
191	required by the mortgagee(s). ~~The Owners warrant that they have not eﬀected any mortgage(s) other than stated~~
~~192~~	~~in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or eﬀect any~~
~~193~~	~~other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

~~194~~	~~*(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).~~

195	13.	Insurance and Repairs (See also Clause 38)

196	(a)	Without prejudice to Clause 38, d~~D~~uring the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and
197	machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the
198	operation of the Vessel, including but not limited to maintaining ﬁnancial security in accordance with sub-clause 10(a)(iii)) in such
199	form as the Owners shall in writing approve~~, which approval shall not be unreasonably withheld~~. Such insurances
200	shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the
201	mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any
202	managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their
203	respective interests.

PART II

204	Subject to the provisions of the agreed loss payable clauses,~~the Financial Instrument, if any,~~ and the approval of the Owners and the insurers,
205	the Charterers shall eﬀect all insured repairs and shall undertake settlement and reimbursement from the
206	insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the
207	extent of coverage under the insurances herein provided for.

208	The Charterers also to remain responsible for and to eﬀect repairs and settlement of costs and expenses incurred
209	thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible
210	franchise(s) or deductibles provided for in the insurances.

211	All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to
212	Clause 3(c) above, including any deviation, shall be for the Charterers’ account.

213	~~(b)~~	~~If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall~~
~~214~~	~~be limited to the amount for each party set out in Box 30 and Box 31, respectively.~~ The ~~Owners or the~~ Charterers
215	~~as the case may be~~ shall immediately furnish the Owners ~~other party~~ with particulars of any additional insurance eﬀected,
216	including copies of any cover notes or policies and the written consent of the insurers of any such required
217	insurance in any case where the consent of such insurers is necessary.

218	(c)	The Charterers shall upon the request of the Owners, provide information and promptly execute such documents
219	as may be required to enable the Owners to comply with the insurance provisions of each ~~the~~ Financial Instrument (if any).

220	(d)	~~Subject to the provisions of the Financial Instrument, if any, s~~Should the Vessel become ~~an actual, constructive,~~
221	~~compromised or agreed~~ a T~~t~~otal L~~l~~oss under the insurances required under sub-clause 13(a), all insurance payments
222	for such loss shall be paid to the Owners (or if applicable, its ﬁnanciers) in accordance with the agreed loss payable clauses. ~~who shall distribute the moneys between the Owners and the Charterers~~
~~223~~	~~according to their respective interests.~~ The Charterers undertake to notify the Owners and the mortgagee(s), ~~if~~
~~224~~	~~any~~, of any occurrences in consequence of which the Vessel is likely to become a Ttotal Lloss ~~as deﬁned in this~~
~~225~~	~~Clause.~~

~~226~~	~~(e)~~	~~The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to~~
~~227~~	~~enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.~~

228	(f)	For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-
229	clause 13(a), the value of the Vessel is the sum indicated in Clause 38~~Box 29~~.

~~230~~	~~14.~~	~~Insurance, Repairs and Classiﬁcation~~

~~231~~	~~(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered~~
~~232~~	~~deleted).~~

~~233~~	~~(a)~~	~~During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and~~
~~234~~	~~machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall~~
~~235~~	~~not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the~~
~~236~~	~~Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to~~
~~237~~	~~discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies~~
~~238~~	~~shall cover the Owners and the Charterers according to their respective interests.~~

~~239~~	~~(b)~~	~~During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection~~
~~240~~	~~and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel,~~
~~241~~	~~including maintaining ﬁnancial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall~~
~~242~~	~~in writing approve which approval shall not be unreasonably withheld.~~

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~~243~~	~~(c)~~	~~In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the~~
~~244~~	~~Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which~~
~~245~~	~~would otherwise have been covered by such insurance.~~

~~246~~	~~(d)~~	~~The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, eﬀect all insured repairs,~~
~~247~~	~~and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as~~
~~248~~	~~well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for~~
~~249~~	~~under the provisions of sub-clause 14(a).~~

~~250~~	~~The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon~~
~~251~~	~~presentation of accounts.~~

~~252~~ 	~~(e)~~	~~The Charterers to remain responsible for and to eﬀect repairs and settlement of costs and expenses incurred~~
~~253~~	~~thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible~~
~~254~~	~~franchise(s) or deductibles provided for in the insurances.~~

~~255~~	~~(f)~~	~~All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects~~
~~256~~	~~according to Clause 3 above, including any deviation, shall be for the Charterers’ account and shall form part of~~
~~257~~	~~the Charter Period.~~

~~258~~	~~The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for~~
~~259~~	~~such time as may be required to make such repairs.~~

~~260~~	~~(g)~~	~~If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall~~
~~261~~	~~be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers~~
~~262~~	~~as the case may be shall immediately furnish the other party with particulars of any additional insurance eﬀected,~~
~~263~~	~~including copies of any cover notes or policies and the written consent of the insurers of any such required~~
~~264~~	~~insurance in any case where the consent of such insurers is necessary.~~

~~265~~	~~(h)~~	~~Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances~~
~~266~~	~~required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall~~
~~267~~	~~distribute the moneys between themselves and the Charterers according to their respective interests.~~

~~268~~	~~(i)~~	~~If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged~~
~~269~~	~~by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~

~~270~~	~~(j)~~	~~The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to~~
~~271~~	~~enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~

~~272~~	~~(k)~~	~~For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-~~
~~273~~	~~clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~

~~274~~	~~(l)~~	~~Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if~~
~~275~~	~~applicable, the Owners shall keep the Vessel’s Class fully up to date with the Classiﬁcation Society indicated in~~
~~276~~	~~Box 10 and maintain all other necessary certiﬁcates in force at all times.~~

277	15.	Redelivery - See Clause 40

~~278~~	~~At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe~~
~~279~~	~~and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The~~
~~280~~	~~Charterers shall give the Owners not less than thirty (30) running days’ preliminary notice of expected date, range~~
~~281~~	~~of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days’ deﬁnite notice~~
~~282~~	~~of expected date and port or place of redelivery.~~

~~283~~	~~Any changes thereafter in the Vessel’s position shall be notiﬁed immediately to the Owners.~~

~~284~~	~~The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding~~

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~~285~~	~~ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel~~
~~286~~	~~within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within~~
~~287~~	~~the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per~~
~~288~~	~~cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is~~
~~289~~	~~exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.~~

~~290~~	~~Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good~~
~~291~~	~~structure, state, condition and class as that in which she was delivered, fair wear and tear not aﬀecting class~~
~~292~~	~~excepted.~~

~~293~~	~~The Vessel upon redelivery shall have her survey cycles up to date and trading and class certiﬁcates valid for at~~
~~294~~	~~least the number of months agreed in Box 17.~~

295	16.	Non-Lien

296	The Charterers will not suﬀer, nor permit to be continued, any lien or encumbrance incurred by them or their
297	agents, which might have priority over the title and interest of the Owners in the Vessel (except for Permitted Security Interests). The Charterers further
298	agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice
299	reading as follows:

300	“This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of
301	the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or
302	permit to be imposed on the Vessel any lien whatsoever or a notice in such form as may be required by any mortgagee.”

303	17.	Indemnity (See Additional Clauses generally)

~~304~~	~~(a)~~	~~The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising~~
~~305~~	~~out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature~~
~~306~~	~~arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by~~
~~307~~	~~reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their~~
~~308~~	~~own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including~~
~~309~~	~~the provision of bail.~~

~~310~~	~~Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all~~
~~311~~	~~consequences or liabilities arising from the Master, oﬃcers or agents signing Bills of Lading or other documents.~~

~~312~~	~~(b)~~	~~If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners~~
~~313~~	~~shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released,~~
~~314~~	~~including the provision of bail.~~

~~315~~	~~In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred~~
~~316~~	~~by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.~~

317	18.	Lien

318	The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any
319	sub-charterers and any Bill of Lading freight for all claims under this Charter~~, and the Charterers to have a lien on~~
~~320~~	~~the Vessel for all moneys paid in advance and not earned~~.

321	19.	Salvage

322	All salvage and towage performed by the Vessel shall be for the Charterers’ beneﬁt and the cost of repairing
323	damage occasioned thereby shall be borne by the Charterers.

324	20.	Wreck Removal

325	In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the

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326	Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence
327	of the Vessel becoming a wreck or obstruction to navigation.

328	21.	General Average

329	The Owners shall not contribute to General Average.

330	22.	Assignment, Sub-Charter and Sale (See Clause 57)

~~331~~	(a)	~~The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior~~
~~332~~	~~consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and~~
~~333~~	~~conditions as the Owners shall approve.~~

~~334~~	~~(b)~~	~~The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of~~
~~335~~	~~the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of~~
~~336~~	~~this Charter.~~

337	23.	Contracts of Carriage

338	(a)*	The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and
339	conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation
340	relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the
341	documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and

342	the Both-to-Blame Collision Clause.

~~343~~	~~(b)* The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of~~
~~344~~	~~passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation~~
~~345~~	~~relating to carrier’s liability for passengers and their luggage compulsorily applicable in the trade; if no such~~
~~346~~	~~legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of~~
~~347~~	~~Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~

~~348~~	~~*Delete as applicable.~~

349	24.	Corporate~~Bank~~ Guarantee

~~350~~	~~(Optional, only to apply if Box 27 ﬁlled in)~~

351	The Charterers undertake to furnish, on or about the date of this Charter a corporate~~before delivery of the Vessel, a ﬁrst class bank~~ guarantee from the Guarantor~~or bond in the~~

352 -	~~sum and at the place as indicated in Box 27~~ as guarantee and the other Security Documents for full performance of their obligations under this
353	Charter.

354	25.	Requisition/Acquisition

355	(a)	Subject to the provisions for the Financial Insrtuments (if any), i~~I~~n the event of the Requisition for Hire of the Vessel by any governmental or other competent authority
356	(hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter Period when
357	“Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indeﬁnite
358	or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the
359	Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated
360	and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time
361	when the Charter would have terminated pursuant to any of the provisions hereof always provided however that if all hire has been paid by the Charterers hereunder then
362	in the event of “Requisition for Hire” any Requisition Hire or compensation is received or receivable by the Owners , the same
363	shall be payable to the Charterers during the remainder of the Charter Period or the period of the “Requisition
364	for Hire” whichever be the shorter.

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~~365~~	~~(b)~~	~~In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the~~
~~366~~	~~Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as~~
~~367~~	~~“Compulsory Acquisition”), then, irrespective of the date during the Charter Period when “Compulsory~~
~~368~~	~~Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”.~~
~~369~~	~~In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory~~
~~370~~	~~Acquisition”.~~

371	26.	War

372	(a)	Subject to the provisions of the Financial Insr tuments (if any), f~~F~~or the purpose of this Clause, the words “War Risks” shall include any war (whether actual or threatened), act
373	of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines
374	(whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades
375	(whether imposed against all vessels or imposed selectively against vessels of certain ﬂags or ownership, or
376	against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or

377	the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous
378	to the Vessel, her cargo, crew or other persons on board the Vessel.

379	(b)	Without ﬁrst obtaining the written consent of the Owners and complying with the terms of Clause 38 and such other requirements (including but not limited to payment of extra insurance premiums) as may be prescribed by the insurers, the Vessel ~~The Vessel, unless the written consent of the Owners be ﬁrst obtained,~~ shall not continue to or go through any
380	port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that
381	the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners,
382	may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which
383	only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have
384	the right to require the Vessel to leave such area.

385	(c)	The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed
386	on all vessels, or is imposed selectively in any way whatsoever against vessels of certain ﬂags or ownership, or
387	against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject,
388	or is likely to be subject to a belligerent’s right of search and/or conﬁscation.

~~389~~ 	~~(d)~~	~~If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums~~
~~390~~	~~and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within,~~
~~391~~	~~any area or areas which are speciﬁed by such insurers as being subject to additional premiums because of War~~
~~392~~	~~Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as~~
~~393~~	~~the next payment of hire is due.~~

394	(e)	The Charterers shall have the liberty:

395	(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in
396	convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which
397	are given by the Government of the Nation under whose ﬂag the Vessel sails, or any other Government, body or
398	group whatsoever acting with the power to compel compliance with their orders or directions;

399	(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the
400	authority to give the same under the terms of the war risks insurance;

401	(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of
402	the European Community, the eﬀective orders of any other Supranational body which has the right to issue and
403	give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey
404	the orders and directions of those who are charged with their enforcement.

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405	(f)	In the event of outbreak of war ~~(whether there be a declaration of war or not)~~

~~406~~	~~(i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom;~~
~~407~~	~~France; and the People’s Republic of China,~~

~~408~~	~~(ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have~~
~~409~~	~~the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance~~
~~410~~	~~with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this~~
~~411~~	~~Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has~~
~~412~~	~~no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by~~
~~413~~	~~the Owners. In all cases~~ hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all
414	other provisions of this Charter shall apply until redelivery.

~~415~~	~~27.~~	~~Commission~~

~~416~~	~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid~~
~~417~~	~~under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the~~
~~418~~	~~actual expenses of the Brokers and a reasonable fee for their work.~~

~~419~~	~~If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall~~
~~420~~	~~indemnify the Brokers against their loss of commission.~~

~~421~~	~~Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of~~
~~422~~	~~commission but in such case the commission shall not exceed the brokerage on one year’s hire.~~

423	28.	Termination (See Clause 40 and 44)

~~424~~	~~(a)~~	~~Charterers’ Default~~

~~425~~	~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter~~
~~426~~	~~with immediate eﬀect by written notice to the Charterers if:~~

~~427~~	~~(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual~~
~~428~~	~~payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers,~~
~~429~~	~~the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as~~
~~430~~	~~recognised at the agreed place of payment) in which to rectify the failure, and when so rectiﬁed within such~~
~~431~~	~~number of days following the Owners’ notice, the payment shall stand as regular and punctual.~~

~~432~~	~~Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners’~~
~~433~~	~~notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and~~
~~434~~	~~terminate the Charter without further notice;~~

~~435~~	~~(ii) the Charterers fail to comply with the requirements of:~~

~~436~~	~~(1) Clause 6 (Trading Restrictions)~~

~~437~~	~~(2) Clause 13(a) (Insurance and Repairs)~~

~~438~~	~~provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a~~
~~439~~	~~speciﬁed number of days grace within which to rectify the failure without prejudice to the Owners’ right to~~
~~440~~	~~withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~441~~	~~(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance~~
~~442~~	~~and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any~~
443	~~event so that the Vessel’s insurance cover is not prejudiced.~~

~~444~~ 	~~(b)~~	~~Owners’ Default~~

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~~445~~	~~If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that~~
~~446~~	~~the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14)~~
~~447~~	~~running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall~~
~~448~~	~~be entitled to terminate this Charter with immediate eﬀect by written notce to the Owners.~~

~~449~~	~~(c)~~	~~Loss of Vessel~~

~~450~~	~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive~~
~~451~~	~~or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be~~
~~452~~	~~lost unless she has either become an actual total loss or agreement has been reached with her underwriters in~~
~~453~~	~~respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is~~
~~454~~	~~not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~

~~455~~	~~(d)~~	~~Either party shall be entitled to terminate this Charter with immediate eﬀect by written notice to the other party~~
~~456~~	~~in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or~~
~~457~~	~~bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver~~
~~458~~	~~is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or~~
~~459~~	~~composition with its creditors.~~

~~460~~	~~(e)~~	~~The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to~~

~~461~~	~~the date of termination and to any claim that either party might have.~~

462	29.	Repossession

463	In the event of the termination of this Charter in accordance with the applicable provisions of Clause 44~~28~~, the
464	Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at
465	a port or place convenient to them without hindrance or interference by the Charterers, courts or local
466	authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall
467
hold the Vessel as gratuitous bailee only to the Owners and the Charterers shall procure that the master and crew follow the orders and directions of the Owners. The Owners shall arrange for an authorised

468	representative to board the Vessel as soon as reasonably practicable following the termination of the Charter.
469	The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the
470	Vessel by the Owners’ representative. All arrangements and expenses relating to the settling of wages,
471	disembarkation and repatriation of the Charterers’ Master, oﬃcers and crew shall be the sole responsibility of
472	the Charterers.

473	30.	Dispute Resolution

474	(a)*	This ~~Contract~~  Charter and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

(b)     This Charter shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Charter shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modiﬁcation or reenactment thereof save to the extent necessary to give eﬀect to the provisions of this Clause. The seat of the arbitration shall be England, even where the hearing takes place outside England.

(c)     The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

(d)     The reference shall be to three arbitrators, one to be appointed by each party and the third, subject to the provisions of the LMAA Terms, by the two so appointed. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the

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14 days speciﬁed. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days speciﬁed in the notice, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly . The award of a sole arbitrator shall be binding on both parties as if the arbitrator had been appointed by agreement.

(e)     Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

(f)     In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. In cases where the claim or any counterclaim exceeds the sum agreed for the LMAA Small Claims Procedure and neither the claim nor the counterclaim exceeds the sum of US$400,000 (or such other sum as the parties may agree) the parties may further agree that the arbitration shall be conducted in accordance with the LMAA Intermediate Claims Procedure current at the time when the arbitration proceedings and commenced. Where the reference is to three arbitrators the procedure for making appointments shall be in accordance with the procedure for full arbitration stated above.
~~and any dispute arising out of~~
~~475~~	~~or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration~~
~~476~~	~~Act 1996 or any statutory modiﬁcation or re-enactment thereof save to the extent necessary to give eﬀect to the~~
~~477~~	~~provisions of this Clause.~~

~~478~~	~~The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)~~
~~479~~	~~Terms current at the time when the arbitration proceedings are commenced.~~

~~480~~	~~The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its~~
~~481~~	~~arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint~~
~~482~~	~~its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole~~
~~483~~	~~arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14~~
~~484~~	~~days speciﬁed. If the other party does not appoint its own arbitrator and give notice that it has done so within~~
~~485~~	~~the 14 days speciﬁed, the party referring a dispute to arbitration may, without the requirement of any further~~
~~486~~	~~prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly.~~
~~487~~	~~The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.~~

~~488~~	~~Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the~~

~~489~~	~~appointment of a sole arbitrator.~~

~~490~~	~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the~~
~~491~~	~~parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure~~
~~492~~	~~current at the time when the arbitration proceedings are commenced.~~

~~493~~	~~(b)*~~	~~This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the~~
~~494~~	~~Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be~~
~~495~~	~~referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the~~
~~496~~	~~two so chosen; their decision or that of any two of them shall be ﬁnal, and for the purposes of enforcing any~~
~~497~~	~~award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be~~
~~498~~	~~conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~499~~	~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the~~
~~500~~	~~parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure~~
~~501~~	~~of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~502~~	~~(c)*~~	~~This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by~~
~~503~~	~~the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a~~

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~~504~~	~~mutually agreed place, subject to the procedures applicable there.~~

~~505~~ 	~~(d)~~	~~Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any diﬀerence~~
~~506~~	~~and/or dispute arising out of or in connection with this Contract.~~

~~507~~	~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the~~
~~508~~	~~following shall apply:~~

~~509~~	~~(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation~~
~~510~~	~~by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to~~
~~511~~	~~mediation.~~

~~512~~	~~(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice conﬁrm that they~~
~~513~~	~~agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days,~~
~~514~~	~~failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal~~
~~515~~	~~(“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted~~
~~516~~	~~in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event~~
~~517~~	~~of disagreement, as may be set by the mediator.~~

~~518~~	~~(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and~~
~~519~~	~~may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~520~~	~~(iv) The mediation shall not aﬀect the right of either party to seek such relief or take such steps as it considers~~
~~521~~	~~necessary to protect its interest.~~

~~522~~	~~(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall~~
~~523~~	~~continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account~~
~~524~~	~~when setting the timetable for steps in the arbitration.~~

~~525~~	~~(vi) Unless otherwise agreed or speciﬁed in the mediation terms, each party shall bear its own costs incurred in~~

~~526~~	~~the mediation and the parties shall share equally the mediator’s costs and expenses.~~

~~527~~	~~(vii) The mediation process shall be without prejudice and conﬁdential and no information or documents~~
~~528~~	~~disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law~~
~~529~~	~~and procedure governing the arbitration.~~

~~530~~	~~(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)~~

~~531~~ 	~~(e)~~	~~If Box 35 in Part I is not appropriately ﬁlled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall~~
~~532~~	~~apply in all cases.~~

~~533~~	~~*Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.~~

534	31.	Notices (See Clause 43)

~~535~~ 	~~(a)~~	~~Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex,~~
~~536~~	~~registered or recorded mail or by personal service.~~

~~537~~	~~(b)~~	~~The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

PART III

1	~~1.~~	~~Speciﬁcations and Building Contract~~

~~2~~ 	~~(a)~~	~~The Vessel shall be constructed in accordance with the Building Contract (hereafter called “the Building Contract”)~~
~~3~~	~~as annexed to this Charter, made between the Builders and the Owners and in accordance with the speciﬁcations~~
~~4~~	~~and plans annexed thereto, such Building Contract, speciﬁcations and plans having been counter-signed as~~
~~5~~	~~approved by the Charterers.~~

~~6~~	~~(b)~~	~~No change shall be made in the Building Contract or in the speciﬁcations or plans of the Vessel as approved by~~
~~7~~	~~the Charterers as aforesaid, without the Charterers’ consent.~~

~~8~~	~~(c)~~	~~The Charterers shall have the right to send their representative to the Builders’ Yard to inspect the Vessel during~~
~~9~~	~~the course of her construction to satisfy themselves that construction is in accordance with such approved~~
~~10~~	~~speciﬁcations and plans as referred to under sub-clause (a) of this Clause.~~

~~11~~	~~(d)~~	~~The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein.~~
~~12~~	~~Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from~~
~~13~~	~~the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the~~
~~14~~	~~Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims~~
~~15~~	~~against the Owners in respect of the Vessel’s performance or speciﬁcation or defects, if any.~~

16	~~Nevertheless, in respect of any repairs, replacements or defects which appear within the ﬁrst 12 months from~~
~~17~~	~~delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any~~
~~18~~	defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or
~~19~~	~~remedies.~~

~~20~~	~~However, the Owners’ liability to the Charterers shall be limited to the extent the Owners have a valid claim~~
~~21~~	~~against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to~~
~~22~~	~~the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover~~
~~23~~	~~under this Clause and shall make no further claim on the Owners for the diﬀerence between the amount(s) so~~
~~24~~	~~recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time~~
~~25~~	~~incurred.~~

~~26~~	~~Any liquidated damages for physical defects or deﬁciencies shall accrue to the account of the party stated in Box~~
~~27~~	~~41(a) or if not ﬁlled in shall be shared equally between the parties.~~

~~28~~	~~The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders)~~
~~29~~	~~shall be borne by the party stated in Box 41(b) or if not ﬁlled in shall be shared equally between the parties.~~

~~30~~ 	~~2.~~	~~Time and Place of Delivery~~

~~31~~	~~(a)~~	~~Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance~~
~~32~~	~~with the Building Contract and speciﬁcations to the satisfaction of the Charterers, the Owners shall give and the~~
~~33~~	~~Charterers shall take delivery of the Vessel aﬂoat when ready for delivery and properly documented at the~~
~~34~~	~~Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the~~
~~35~~	~~parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be~~
~~36~~	~~ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall~~
~~37~~	~~be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that~~
~~38~~	~~be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance~~
~~39~~	~~of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be~~
~~40~~	~~entitled to make any claim against the Owners in respect of any conditions, representations or warranties,~~
~~41~~	~~whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.~~

PART III

~~42~~ 	~~(b)~~	~~If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled~~
~~43~~	~~under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers~~
~~44~~	~~written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers~~
~~45~~	~~and upon receipt of such notice by the Charterers this Charter shall cease to have eﬀect.~~

~~46~~	~~(c)~~	~~If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall,~~
~~47~~	~~before exercising such right of rejection, consult the Charterers and thereupon~~

~~48~~	~~(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7)~~
~~49~~	~~running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease~~
~~50~~	~~to have eﬀect; or~~

~~51~~	~~(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7)~~
~~52~~	~~running days require the Owners to negotiate with the Builders as to the terms on which delivery should~~
~~53~~	~~be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the~~
~~54~~	~~Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and~~
~~55~~	~~deliver her to the Charterers;~~

~~56~~	~~(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to~~
~~57~~	~~reject the Vessel from the Builders;~~

~~58~~	~~(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be~~
~~59~~	~~liable to the Charterers for any claim under or arising out of this Charter or its termination.~~

~~60~~	~~(d)~~	~~Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a~~
~~61~~	~~claim therefor shall accrue to the account of the party stated in Box 41(c) or if not ﬁlled in shall be shared~~
~~62~~	~~equally between the parties.~~

~~63~~	~~3.~~	~~Guarantee Works~~

~~64~~	~~If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be~~
~~65~~	~~performed in accordance with the building contract terms, and hire to continue during the period of guarantee~~
66	~~works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.~~

~~67~~	~~4.~~	~~Name of Vessel~~

~~68~~	~~The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be~~
~~69~~	~~painted in the colours, display the funnel insignia and ﬂy the house ﬂag as required by the Charterers.~~

~~70~~	~~5.~~	~~Survey on Redelivery~~

~~71~~	~~The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing~~
~~72~~	~~the condition of the Vessel at the time of redelivery.~~

~~73~~	~~Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any,~~
~~74~~	~~including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall~~
~~75~~	~~also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be~~
~~76~~	~~paid at the rate of hire per day or pro rata.~~

PART IV

~~1~~	~~On expiration of this Charter and provided the Charterers have fulﬁlled their obligations according to Part I and~~
~~2~~	~~II as well as Part III, if applicable, it is agreed, that on payment of the ﬁnal payment of hire as per Clause 11 the~~
~~3~~	~~Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.~~

~~4~~	~~In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.~~

~~5~~	~~The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.~~

~~6~~	~~The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens~~
~~7~~	~~or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing~~
~~8~~	~~mortgage agreed not to be paid oﬀ by the time of delivery. Should any claims, which have been incurred prior to~~
~~9~~	~~the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all~~
~~10~~	~~consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any~~
~~11~~	~~taxes, notarial, consular and other charges and expenses connected with the purchase and registration under~~
~~12~~	~~Buyers’ ﬂag, shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with~~
~~13~~	~~closing of the Sellers’ register, shall be for Sellers’ account.~~

~~14~~	~~In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale~~
~~15~~	~~duly attested and legalized, together with a certiﬁcate setting out the registered encumbrances, if any. On~~
~~16~~	~~delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a~~
~~17~~	~~certiﬁcate of deletion to the Buyers.~~

~~18~~	~~The Sellers shall, at the time of delivery, hand to the Buyers all classiﬁcation certificaties (for hull, engines, anchors,~~
~~19~~	~~chains, etc.), as well as all plans which may be in Sellers’ possession.~~

~~20~~	~~The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra~~
~~21~~	~~payment.~~

~~22~~	~~The Vessel with everything belonging to her shall be at Sellers’ risk and expense untl she is delivered to the~~
~~23~~	~~Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be~~
~~24~~	~~delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for~~
~~25~~	~~possible faults or deﬁciencies of any description.~~

~~26~~	~~The Buyers undertake to pay for the repatriation of the Master, oﬃcers and other personnel if appointed by the~~
~~27~~	~~Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~28~~	~~cost for their journey to any other place.~~

PART V

~~1.~~	~~1.~~	~~Deﬁnitions~~

~~2~~	~~For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~

~~3~~	~~“The Bareboat Charter Registry” shall mean the registry of the State whose ﬂag the Vessel will ﬂy and in which~~
~~4~~	~~the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~

~~5~~	~~“The Underlying Registry” shall mean the registry of the state in which the Owners of the Vessel are registered~~
~~6~~	~~as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat~~
~~7~~	~~Charter Registration.~~

~~8~~	~~2.~~	~~Mortgage~~

~~9~~	~~The Vessel chartered under this Charter is ﬁnanced by a mortgage and the provisions of Clause 12(b) (Part II)~~
~~10~~	~~shall apply.~~

~~11~~	~~3.~~	~~Termination of Charter by Default~~

~~12~~	~~If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if~~
~~13~~	~~the Owners shall default in the payment of any amounts due under the mortgage(s) speciﬁed in Box 28, the~~
~~14~~	~~Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying~~
~~15~~	~~Registry as shown in Box 45.~~

~~16~~	~~In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default~~
~~17~~	~~by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to~~
~~18~~	~~terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners~~
~~19~~	~~under this Charter.~~

JFVSPV2024L110-01

EXECUTION VERSION
ADDITIONAL CLAUSES TO BARECON 2001

Clause 32	– CHARTER PERIOD	2
Clause 33	– CANCELLATION	2
Clause 34	– DELIVERY OF VESSEL	2
Clause 35	– QUIET ENJOYMENT	4
Clause 36	– CHARTERHIRE	4
Clause 37	– POSSESSION OF VESSEL	8
Clause 38	– INSURANCE	8
Clause 39	– WARRANTIES RELATING TO VESSEL	14
Clause 40	– TERMINATION, REDELIVERY AND TOTAL LOSS	16
Clause 41	– FEES AND EXPENSES	20
Clause 42	– NO WAIVER OF RIGHTS	21
Clause 43	– NOTICES	21
Clause 44	– TERMINATION EVENTS	22
Clause 44A	– MANDATORY SALE	25
Clause 45	– REPRESENTATIONS AND WARRANTIES	26
Clause 46	– CHARTERERS’ UNDERTAKINGS	29
Clause 47	– PURCHASE OPTION	38
Clause 48	– PURCHASE OBLIGATION	39
Clause 49	– SALE OF THE VESSEL	39
Clause 50	– INDEMNITIES	40
Clause 51	– NO SET-OFF OR TAX DEDUCTION	43
Clause 52	– INCREASED COSTS	43
Clause 53	– FATCA	44
Clause 54	– CONFIDENTIALITY	46
Clause 55	– PARTIAL INVALIDITY	47
Clause 56	– SETTLEMENT OR DISCHARGE CONDITIONAL	47
Clause 57	– CHANGES TO THE PARTIES	47
Clause 58	– MISCELLANEOUS	49
Clause 59	– DEFINITIONS	50
SCHEDULE 1 –	ACCEPTANCE CERTIFICATE	70
SCHEDULE 2 –	CONDITIONS PRECEDENT	71
SCHEDULE 3		77
EXECUTION PAGE		83

CLAUSE 32  – CHARTER PERIOD

32.1	For the avoidance of doubt, notwithstanding the fact that the Charter Period shall commence on the Delivery Date, this Charter shall be:

(a)	in full force and effect; and

(b)	valid, binding and enforceable against the parties hereto,

with effect from the date hereof until the end of the Charter Period (subject to the terms of this Charter).

32.2	The Charter Period shall, subject to the terms of this Charter, commence from the Delivery Date and end on one hundred and twenty (120) months from the Delivery Date.

CLAUSE 33  – CANCELLATION

If:

(a)	the Vessel has not been delivered to the Owners under the MOA on or before the Cancelling Date; or

(b)
it becomes unlawful for the Owners (as buyers under the MOA) to perform or comply with any or all of their obligations under the MOA or any of the obligations of the Owners under MOA is not or ceases to be legal, valid, binding and enforceable; or

(c)	the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason,

then this Charter shall immediately terminate and be cancelled (with the exception of Clause 50 (Indemnities) and other provisions hereof and any other Leasing Document expressed to survive such termination or cancellation) without the need for either of the Owners or the Charterers to take any action whatsoever and the Owners shall be entitled to retain all fees, expenses and any other amounts paid by the Charterers under Clause 41 (Fees and Expenses) and any clause in the MOA and if such fees have not been paid, the Charterers shall forthwith pay such fees and expenses to the Owners, and it is agreed by the Parties that such payment shall be irrevocable and unconditional and is acknowledged by the Charterers to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform their obligations under this Charter.

CLAUSE 34  – DELIVERY OF VESSEL

34.1
This Charter is part of a transaction involving the sale, purchase of the Vessel by the Owners from the Sellers and the demise chartering of the Vessel by the Owners to the Charterers, and constitutes one of the Leasing Documents.

34.2	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:

(a)	the delivery of the Vessel to the Charterers by the SBC Sellers and acceptance of the Vessel by the Charterers pursuant to the Shipbuilding Contract;

(b)	the delivery of the Vessel to the Sellers by the Charterers and acceptance of the Vessel by the Sellers pursuant to the Initial MOA;

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(c)
the delivery of the Vessel to the Owners by the Sellers pursuant to the MOA and, for the purposes of this Charter, the Vessel shall be deemed delivered to the Charterers simultaneously with delivery of the Vessel to the Owners pursuant to the MOA and at delivery the Charterers shall, subject to Clause 9, keep all bunkers, lubrication oil, unbroached provisions, paints, ropes and other consumable stores in the Vessel which were delivered under the MOA;

(d)	no Potential Termination Event or Termination Event having occurred from the date of this Charter up to and including the Delivery Date, which is continuing;

(e)	the representations and warranties contained in Clause 45 being true and correct on the date hereof, the Prepositioning Date and on the Delivery Date;

(f)	Delivery occurring on or before the Cancelling Date;

(g)	the Owners having received from the Charterers:

(i)
on or prior to the date falling three (3) Business Days prior to the Prepositioning Date (or such other period as the Owners may agree in their sole discretion or as otherwise specified in Part A of Schedule 2), the documents or evidence set out in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to them;

(ii)
on the Delivery Date and prior to or simultaneously with the Owners executing a dated and timed copy of the protocol of delivery and acceptance evidencing delivery of the Vessel under the MOA and a dated and timed copy of the Acceptance Certificate, the documents or evidence set out in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to them; and

(iii)	after Delivery, the documents and evidence set out in Part C of Schedule 2 in form and substance satisfactory to them within the time periods set out thereunder,

and if any of the documents listed in sub-clauses (i) to (iii) above are not in the English language then they shall, if required by the Owners, be accompanied by an English translation.

34.3
The conditions precedent specified in Clause 34.2(g) are inserted for the sole benefit of the Owners and may be waived or deferred in whole or in part and with or without conditions by the Owners. Upon the requirements of Clause 34.2 being fulfilled or waived to the satisfaction of the Owners, the Owners shall give notice thereof in writing to the Charterers.

34.4
On delivery to and acceptance by the Owners (as buyers under the MOA) of the Vessel under the MOA from the Sellers (as sellers under the MOA) and subject to the provisions of this Clause, the Vessel shall be deemed to have been delivered on an “as is where is” basis to, and accepted without reservation by, the Charterers under this Charter and the Charterers shall become and be entitled to the possession and use of the Vessel on and subject to the terms and conditions of this Charter.

34.5
On Delivery, as evidence of the commencement of the Charter Period, the Charterers shall sign and deliver to the Owners, the Acceptance Certificate. Without prejudice to this Clause, the Charterers shall be deemed to have accepted the Vessel under this Charter and the commencement of the Charter Period having started, on Delivery even if for whatever reason, the Acceptance Certificate is not signed.

34.6
Without prejudice to and notwithstanding the provisions of this Clause, the Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners (as buyers under the MOA) under the MOA from the Sellers (as sellers under the MOA), and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising.

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34.7
Without prejudice to Clause 9 (Inventories, Oil and Stores), the Owners shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and greases in storage tanks and unopened drums of the Vessel.

CLAUSE 35  – QUIET ENJOYMENT

35.1
Provided that the Charterers do not breach any terms of this Charter or any other Leasing Document, the Owners hereby agree not to disturb or interfere with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period.

35.2
The Owners shall, on or prior to executing a ship mortgage over the Vessel in favour of a Owners’ Financier as permitted under Clause 57.2(b)(i), procure that the Owners’ Financier enters into a quiet enjoyment agreement with the Charterers on such terms as may be agreed between the Owners, the Owners’ Financier and the Charterers.

CLAUSE 36  – CHARTERHIRE

36.1
In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners the Charterhire in accordance with this Clause 36 (Charterhire).

36.2
Commencing on and from the Prepositioning Date, the Charterers shall pay, on each Hire Payment Date, an instalment of Charterhire to the Owners monthly in arrears and each instalment of Charterhire shall consist of:

(a)	the Fixed Charterhire; and

(b)
a variable component (the “Variable Charterhire”), which shall be calculated by applying the applicable Interest Rate on the Quotation Day of the relevant Hire Period to the Outstanding Principal as at the date immediately prior to such Hire Payment Date (which, for the avoidance of doubt, shall be the Purchase Price in respect of the first Charterhire instalment), for the actual number of days elapsed within the relevant Hire Period. For the avoidance of doubt, in relation to a Hire Payment Date, the Variable Charterhire shall be calculated as follows:

Outstanding Principal as at such date immediately prior to such Hire Payment Date	x	Applicable Interest Rate	x	Number of days of the relevant Hire Period immediately prior to such Hire Payment Date
360

The Parties agree for good and valuable consideration that as this is a finance charter the calculation of Charterhire may commence from the Prepositioning Date notwithstanding that the Vessel has not been delivered on that date.

36.3
The Vessel shall not at any time be deemed off-hire and the Charterers’ obligation to pay all Charterhire and any other amounts payable under this Charter shall be absolutely and unconditionally payable under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including, but not limited to:

(a)
any set off, counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

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(b)
any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

(c)	any unavailability of the Vessel, including, any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;

(d)	any modification (including, but not limited to, the installation of scrubbers) being performed on the Vessel or any part thereof;

(e)
any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade, or for registration or documentation under the laws of any relevant jurisdiction;

(f)
the Total Loss or any damage to or forfeiture or court marshal’s or other sale of the Vessel unless such sale is solely caused by a default by the Owners in respect of any Financial Indebtedness of the Owners and the Owners fail to remedy such default within 30 days of the occurrence of such default and if applicable, the relevant Owners’ Financier has not entered into a quiet enjoyment agreement with the Charterers pursuant to Clause 35.2;

(g)
any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;

(h)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers or any other Obligor;

(i)
any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or any of the Leasing Documents by any party to this Charter or any other person;

(j)	any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Leasing Documents executed or to be executed pursuant to this Charter;

(k)
any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter; or

(l)
any prevention, delay, deviation or disruption in the use of the Vessel resulting from the wide outbreak of any viruses or any other highly infectious or contagious diseases (including the 2019 novel coronavirus), including but not limited to those caused by:

(i)	closure of ports;

(ii)	prohibitions or restrictions against the Vessel calling at or passing through certain ports;

(iii)	restriction in the movement of personnel and/or shortage of labour affecting the operation of the Vessel or the operation of the ports (including stevedoring operations);

(iv)	quarantine regulations affecting the Vessel, its cargo, the crew members or relevant port personnel;

(v)	fumigation or cleaning of the Vessel; or

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(vi)
any claims raised by any Sub-charterer or manager of the Vessel that a force majeure event or termination event (or any other analogous event howsoever called) has occurred under the relevant charter agreement or management agreement (as the case may be) of the Vessel as a result of the outbreak of such virus or disease.

36.4	All payments of the Charterhire and any other moneys payable hereunder shall be made in Dollars.

36.5
Time of payment of the Charterhire and any other payments by the Charterers shall be of the essence of this Charter and shall be received by the Owners in same day available funds and not later than 5.00 pm (Beijing time) on the due date of such payment.

36.6
All Charterhire and any moneys payable hereunder shall be payable by the Charterers to the Owners to such account as the Owners may notify the Charterers in writing. For the avoidance of doubt, the Charterers’ obligation to pay any Charterhire and any moneys payable hereunder is not conditional upon the Charterers’ receipt of such notification.

36.7	Payment of the Charterhire and any other amounts payable by the Charterers to the Owners under the Leasing Documents shall be at the Charterers’ risk until receipt by the Owners.

36.8	All stamp duty, value added tax, withholding or other taxes and import and export duties and all other similar types of charges which may be levied or assessed on or in connection with:

(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and

(b)	the import, export, purchase, delivery and re-delivery of the Vessel,

shall be borne by the Charterers. The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire and other payments payable under this Charter by addition to, and at the time of payment of, such amounts.

36.9
If the Charterers fail to make any payment due under this Charter on the due date, they shall pay interest on such late payment at the default rate of 4.35% per annum plus Reference Rate applicable to the Hire Period in which the due date of such payment falls, and accruing from the date on which such payment became due until the date of receipt of the payment thereof. For the avoidance of doubt, any default interest (if unpaid) arising on any late payment will be compounded with that late payment at the end of the Hire Period applicable to that late payment but will remain immediately due and payable. The Charterers and the Owners agree that such default interest is proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting the Owners’ risk of the Charterers failing to perform its obligations under this Charter.

36.10
All Variable Charterhire, any interest including default interest and any other payments under this Charter which are of an annual or periodic nature (apart from the Fixed Charterhire) shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

36.11	Any payment which is due to be made on a day which is not a Business Day, it shall be made on the preceding Business Day.

36.12
For the purposes of determining the Variable Charterhire, if no Term SOFR for one (1) month is available for that Hire Period, there shall be no Reference Rate for that Hire Period and Clause 36.14 (Cost of funds) shall apply.

36.13
If before close of business in Beijing on the date falling one (1) Business Day after the Quotation Day for the relevant Hire Period, the Owners notify the Charterers their cost of funds would be in excess of the Reference Rate for that Hire Period then Clause 36.14 (Cost of funds) shall apply to the Outstanding Principal or that part of the Outstanding Principal (as applicable) for that Hire Period.

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36.14	Cost of funds.

(a)	If this Clause applies for a Hire Period, the applicable Interest Rate shall be the percentage rate per annum which is the aggregate of:

(i)	the Margin; and

(ii)	the cost notified by the Owners (expressed as an annual rate of interest) of funding the Outstanding Principal during such Hire Period as reasonably determined by the Owners,

provided that if the rate pursuant to (ii) above is less than zero, the relevant rate shall be deemed to be zero.

(b)
If this Clause applies pursuant to Clause 36.13 above and the Owners or the Charterers so requires, the Owners and the Charterers shall enter into negotiations (for a period not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding. Subject to Clause 36.15, any substitute or alternative basis agreed pursuant to this Clause shall, with the prior written consent of the Parties, be binding on the Parties.

(c)	If a substitute basis is not so agreed pursuant to Clause 36.14(b) or the amendment or waiver to the terms of the Leasing Documents is not so agreed pursuant to Clause 36.15,

(i)	Clause 36.14 (a) (Cost of funds) shall apply to the Outstanding Principal or that part of the Outstanding Principal (as applicable) for any relevant Hire Period; and

(ii)
the Charterers shall have the option to purchase the Vessel on the applicable Purchase Option Date at the applicable Purchase Option Price, subject always to giving the Owners no less than three (3) months’ prior written notice and for the avoidance of doubt, subject to Clauses 47.2 and 47.3, and provided that at the date of such prior notice and such Purchase Option Date no Termination Event has occurred which is continuing, whereupon the Charterers shall pay the applicable Purchase Option Price to the Owners and upon the Owners’ receipt in full of the Purchase Option Price, the Owners shall transfer the legal and beneficial ownership of the Vessel in accordance with Clause 47.4.

36.15
If a Published Rate Replacement Event has occurred in relation to the Published Rate, the Owners and/or the Charterers are entitled to request any amendment or waiver to the terms of the Leasing Documents with the prior written consent of the Owners or the Charterers (as the case may be) (and such costs reasonably incurred in relation to such amendment or waiver shall be borne by the Charterers), which relates to:

(a)	providing for the use of a Replacement Reference Rate in the place of (or in addition to) that Published Rate; and

(b)

(i)	aligning any provision of any Leasing Document to the use of that Replacement Reference Rate;

(ii)
enabling that Replacement Reference Rate to be used for the calculation of interest under this Charter (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Charter);

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(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), and pending any such amendment or waiver and the Replacement Reference Rate being utilised under the Leasing Documents to calculate the Interest Rate, Clause 36.14 (Cost of funds) shall apply to the calculation of the Interest Rate.

CLAUSE 37  – POSSESSION OF VESSEL

37.1
The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel or any interest therein and shall not permit the creation of any Security Interest thereon other than Permitted Security Interests.

37.2
The Charterers shall promptly notify in writing any party (as the Owners may request), including any Sub-charterer, that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy of such written notification and satisfactory evidence that such party has received such written notification.

37.3
If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) no later than 30 days from such event and shall immediately notify the Owners of such event and shall indemnify the Owners against all documented losses, costs or charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel.

37.4
The Charterers shall pay and discharge or cause any Sub-charterer of the Vessel to pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel and take (and shall procure that any such Sub- charterer shall take) all steps to prevent an arrest (threatened or otherwise) of the Vessel.

37.5
Without prejudice to Clause 10(a)(ii) (New Class and Other Safety Requirements), any time and costs associated with the re-designing, installation, inspection or docking of the Vessel for the purposes of complying with the requirements of any applicable regulations or conventions which come into force after the date of this Charter, including without limitation to, the International Convention for the Control and Management of Ships’ Ballast Water and Sediments, shall be for the account of the Charterers.

Clause 38    – INSURANCE

38.1
The Charterers shall at their expense procure that such insurances are effected at all times during the Charter Period in form and substance satisfactory to the Owners and the Owners’ Financier (if any):

(a)	in Dollars;

(b)
in the case of fire and usual marine risks (including hull and machinery and/or increased value insurance) and war risks (including blocking and trapping), on an agreed value basis for an amount equal to the higher of (i) one hundred and twenty per cent (120%) of the then current Outstanding Principal and (ii) the prevailing Market Value of the Vessel at the relevant time;

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(c)
in the case of oil pollution liability risks for the Vessel, for an aggregate amount equal to the highest level of cover from time to time available under protection and indemnity club entry and in the international marine insurance market and for an amount of not less than US$1,000,000,000;

(d)
in relation to protection and indemnity risks (including freight, demurrage and defence cover), in respect of the full tonnage of the Vessel and with a member of the International Group of P&I Clubs, and freight, demurrage and defence cover or such other independent and reputable protection and indemnity club member (in each case, which is acceptable to the Owners and the Owners’ Financier (if any));

(e)	on terms acceptable to the Owners and the Owners’ Financier (if any);

(f)
through approved brokers and with first class international insurers and/or underwriters notified to the Owners (including have a Standard & Poor’s rating of BBB+ or above, a Moody’s rating of A or above or an AM Best rating of A- or above) or, in the case of war risks and protection and indemnity risks, in a war risks and protection and indemnity risks associations as notified to the Owners and the Owners’ Financier (if any) (including being a member of the International Group of P&I Clubs); and

(g)	on no less favourable terms as may be required under the terms of any Sub-charter.

38.2	In addition to the terms set out in Clause 13(a), the Charterers shall procure that the obligatory insurances shall:

(a)	subject always to paragraph (b), name the Owners, the Charterers, the Approved Manager as the only named assureds, unless the interest of every other named assured or co-assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(1)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and

(2)	to any third-party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third-party liability claims made specifically against them, and every other named assured or co-assured has undertaken in writing to the Owners or the Owners’ Financier if any (in such form as they require) that any deductible shall be apportioned between the Charterers and every other named assured or co-assured in proportion to the gross claims made by or paid to each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Owners and the Owners’ Financier (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

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(b)	whenever the Owners or the Owners’ Financier (if any) requires:

(i)
in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such Owners’ Financiers, but without such Owners’ Financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(ii)
in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules; and

(iii)
name the Owners’ Financier (as applicable) and the Owners (as applicable) as respectively the first ranking loss payee and the second ranking loss payee (and in the absence of any financiers, name the Owners as the first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners’ Financier and the Owners with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and the Owners’ Financier (if any) may specify;

(c)
provide that all payments by or on behalf of the insurers under the obligatory insurances to the Owners and/or the Owners’ Financier (as applicable) shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Owners and/or the Owners’ Financier (if any);

(e)	provide that the Owners and/or the Owners’ Financier (if any) may make proof of loss if the Charterers fail to do so; and

(f)
provide that if any obligatory insurance is cancelled, or if any change is made in the coverage which adversely affects the interest of the Owners and/or the Owners’ Financier (if any), or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or the Owners’ Financier (if any) for thirty (30) days (or seven (7) days in the case of war risks) after receipt by the Owners and/or the Owners’ Financier (if any) of prior written notice from the insurers of such cancellation, change or lapse.

38.3	The Charterers shall:

(a)
at least five (5) days prior to Delivery (or such lesser period agreed by the parties), notify in writing the Owners (copied to the Owners’ Financier (if any)) of the terms and conditions of all Insurances;

(b)
at least five (5) days before the expiry of any obligatory insurance or otherwise before the appointment of any new brokers (or other insurers) and any protection and indemnity or war risks association through which obligatory insurances are taken from time to time pursuant to this Clause 38 (Insurance), notify the Owners (copied to the Owners’ Financier (if any)) of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew that obligatory insurance and of the proposed terms of renewal and obtain the Owners’ approval to such matters;

(c)
at least five (5) days before the expiry of any obligatory insurance, procure that such obligatory insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners (copied to the Owners’ Financier (if any)) in writing of the terms and conditions of the renewal; and

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(e)
as soon as practicable after the expiry of any obligatory insurance, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to Clause 38.3(c) together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or the Owners’ Financier (if any).

38.4
The Charterers shall ensure that all insurance companies and/or underwriters, and/or (if any) insurance brokers provide the Owners with all certified copies of policies, cover notes and certificates of entry relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form reasonably required by the Owners and/or the Owners’ Financier (if any) and including undertakings by the insurance companies and/or underwriters that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;

(b)
they will hold the benefit of such policies and such insurances, to the order of the Owners and/or the Owners’ Financier (if any) and/or such other party in accordance with the said loss payable clause;

(c)	they will advise the Owners and the Owners’ Financier (if any) promptly of any change to the terms of the obligatory insurances of which they are aware;

(d)
they will notify the Owners and the Owners’ Financier (if any) not less than fourteen (14) days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and the Owners’ Financier (if any) of the terms of the instructions; and

(e)
if any of the obligatory insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and the Owners’ Financier (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners and/or the Owners’ Financier (if any) and where practicable.

38.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners and the Owners’ Financier (if any) with:

(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;

(b)	a letter or letters of undertaking in such form as may be required by the Owners and/or the Owners’ Financier (if any) or in such association’s standard form; and

(c)
a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel if the Vessel is to trade in the United States of America or the Exclusive Economic Zone.

38.6	The Charterers shall ensure that all policies relating to the obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

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38.7	The Charterers shall procure that all premiums or other sums payable in respect of the obligatory insurances are punctually paid and produce all relevant receipts when so required by the Owners.

38.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

38.9
The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the obligatory insurances, and (without limiting the obligations contained in this Clause) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Owners have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of protection and indemnity associations;

(b)
the Charterers shall not make or permit any changes relating to the classification or classification society or manager or operator of the Vessel unless such changes have first been approved by the underwriters of the obligatory insurances or the Owners;

(c)
the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners with copies of such declarations and a copy of the certificate of financial responsibility; and

(d)
the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and the Owners and complying with any requirements (as to extra premium or otherwise) which the insurers and the Owners specify.

38.10	The Charterers shall not:

(a)	make or agree to any alteration to the terms of any obligatory insurance;

(b)	waive any right relating to any obligatory insurance; or

(c)	allow any person (except the Approved Manager) to be co-assured under any of the Insurances,

without the prior written consent of the Owners and the Owners’ Financier , and for the purposes of this Clause 38.10, The Charterers shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

38.11	The Charterers shall provide the Owners upon written request copies of the following documents/information as the Owners may reasonably require:

(a)	after the occurrence of a Termination Event which is continuing, all communications, between the Charterers and:

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(i)	the approved brokers; and

(ii)	the approved protection and indemnity and/or war risks associations; and

(iii)	the first class international insurers and/or underwriters, which relate directly or indirectly to:

(A)	the Charterers’ obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(B)
any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (i) or (ii) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and

(b)	any communication with all parties involved in case of a claim under any of the Vessel’s insurances.

38.12	The Charterers shall promptly provide the Owners (or any persons which they may designate) with:

(a)	any information which the Owners or the Owners’ Financier (or any such designated person) may request for the purpose of:

(i)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(ii)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) or dealing with or considering any matters relating to any such insurances; and

(b)
prior to the occurrence of a Termination Event, a yearly report of any claim under any of the Vessel’s insurances which does not constitute a Major Casualty and after the occurrence of a Termination Event which is continuing, copies of all communications between all parties in case of a claim under any of the Vessel’s insurances.

38.13
If one or more of the obligatory insurances are not effected and maintained with first class international insurers or are effected with an insurance or captive subsidiary of the Owners or the Charterers, then the Charterers shall procure, at their own expense, that the relevant insurers maintain in full force and effect facultative reinsurances with reinsurers and through brokers, in each case, of recognised standing and acceptable in all respects to the Owners. Any reinsurance policy shall include, if and when permitted by law, a cut-through clause in a form acceptable to the Owners. The Charterers shall procure that underwriters of the primary insurances assign each reinsurance to the relevant financiers in full, if required.

38.14
The Charterers shall be solely responsible and indemnify the Owners in respect of all premiums and other costs and expenses which are incurred by (i) the Owners in connection with or with a view to effecting, maintaining or renewing a lessors’ or innocent owner’s interest insurance and a lessor’s or innocent owners’ additional perils (pollution) insurance or any similar protective shipowner insurance that is taken out in respect of the Vessel and/or (ii) the Owners’ Financier (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee’s interest insurance and a mortgagee’s additional perils (pollution) insurance that is taken out in respect of the Vessel. In each case, the amount of the insurances referred to in this Clause 38.14 shall be equal to at least one hundred and twenty per cent (120%) of the Outstanding Principal at the relevant time.

38.15	The Charterers shall:

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(a)
at the expense of the Charterers, furnish the Owners once a year (or, after a Termination Event has occurred or if there has been a material change in the terms of any obligatory insurances taken out in connection with Clause 38 (Insurance), as many times per year as the Owners may require) with a detailed report signed by an independent firm of marine insurance brokers or consultants appointed by the Owners dealing with the Insurances and stating the opinion of such firm as to the adequacy of the Insurances;

(b)	reimburse the Owners any expenses incurred by the Owners in obtaining the reports described in Clause 38.15(a); and

(c)	procure that there is delivered to the insurance brokers or consultants described in Clause 38.15(a) such information in relation to the Insurances as such brokers or consultants may require.

38.16
The Charterers shall keep the Vessel insured at their expense against such other risks which the Owners or the Owners’ Financier shall at it sole discretion consider reasonable for a prudent shipowner or operator to insure against at the relevant time (as notified by the Owners) and which are, at that time, generally insured against by owners or operators of vessels similar to the Vessel (including but not limited to kidnap and ransom insurances, freight demurrage and defence insurances and loss of hire insurances, which the Charterers acknowledge shall fall within the scope of this clause).

38.17
The Charterers shall, in the event that any Approved Manager or any co-assured makes a claim under any obligatory insurances taken out in connection with this Clause 38 (Insurance) but is unable to or otherwise fails to pay in full any deductible in connection with such claim (in an amount as apportioned between the Charterers and every other assured in proportion to the gross claims made by or paid to each of them), pay such shortfall in deductible payable on behalf of the Approved Manager or co-assured.

38.18
Subject to the provisions of the agreed loss payable clauses and the Leasing Documents, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the Insurances. For the avoidance of doubt, the Charterers shall remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all repairs not covered by the Insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the Insurances. All time used for repairs under this Clause 38.18 shall be for the Charterers’ account.

CLAUSE 39 – WARRANTIES RELATING TO VESSEL

39.1
It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners (as buyers under the MOA) from the Sellers (as sellers under the MOA) pursuant to the MOA for the purpose of then chartering the Vessel to the Charterers hereunder and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).

39.2
All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.

39.3
The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense, injury, death, delay or other liability of any kind or nature caused directly or indirectly by the Vessel, whether onboard the Vessel or otherwise, or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and irrespective of whether such claim, loss, damage, expense, injury, death, delay or other liability shall arise from the unseaworthiness of the Vessel, and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire or other payment due under this Charter or any of the other Leasing Documents.

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39.4
The Charterers agree and acknowledge that the Owners are not operating the Vessel and the liability to surrender any Emission Allowances in respect of the Vessel under any applicable Emission Scheme shall lie with the Charterers and/or any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities (including any Sub-charterer or the Approved Manager of the Vessel) imposed by the ISM Code, and the Charterers hereby agree that:

(i)
they shall or shall procure that any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities imposed by the ISM Code (including the Approved Manager or any Sub-charterer of the Vessel) will:

(A)	surrender any Emission Allowances in respect of the Vessel under any applicable Emission Scheme; and

(B)
promptly upon the Owners’ request, provide and submit such signed mandate letter in the form required by the Owners and the relevant authority and provide any other information and documents as required by the Owners (acting reasonably) and/or the relevant authority in relation to any applicable Emission Scheme; and

(ii)
with the cooperation of the Owners to the extent strictly required by the relevant rules and regulations and without prejudice to the Owners’ rights under the Leasing Documents, they shall fulfil all obligations which may be imposed on the Owners as registered owner of the Vessel by the MARPOL Carbon Intensity Regulations.

39.5	Without prejudice to Clause 39.4, in relation to EU ETS:

(a)	the Charterers acknowledge that if the Vessel stops at ports in the European Union, they will incur liabilities under EU ETS and Fuel EU Maritime;

(b)
the Charterers acknowledge and agree that if they intend to sail the Vessel into ports in the European Union, the Charterers and/or any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities (including any Sub-charterer or the Approved Manager of the Vessel) imposed by the ISM Code shall register the Vessel as the “shipping company” as required under the EU ETS and shall comply in all respects with the EU ETS and Fuel EU Maritime;

(c)
if required by the Owners (acting reasonably), the Charterers and/or any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities (including any Sub-charterer or the Approved Manager of the Vessel) imposed by the ISM Code shall provide a letter in a format to be agreed by the Owners confirming that they have assumed responsibility for the operation of the Vessel from the Owners (the “ETS and Fuel EU Maritime Letter”);

(d)
the Charterers and/or any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities (including any Sub-charterer or the Approved Manager of the Vessel) imposed by the ISM Code shall submit the ETS and Fuel EU Maritime Letter to the relevant administering authority upon registration of the Vessel pursuant to the EU ETS and shall promptly provide the Owners (which shall be no later than fourteen (14) days (or such longer period mutually agreed by the Owners and the Charterers) of the Owners’ demand) with evidence of such registration; and

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(e)
if required by the Owners, they shall enter and shall exercise its best efforts to procure that any other organisation or person whom they have contractually agreed to take over all duties and responsibilities imposed by the ISM Code (including any Approved Sub-Charterer or the Approved Manager of the Vessel) enters an agreement with the Owner setting out how the parties will co-operate to exchange, review and analyse all relevant data and information relating to the ETS and Fuel EU Maritime as required to enable the parties to ensure compliance with the EU ETS and Fuel EU Maritime in accordance with the parties’ obligations under Clauses 39.4, 39.5 and 39.6 (the “ETS and Fuel EU Maritime Agreement”).

39.6	The Charterers shall (and they shall procure that each of the Approved Manager and the Sub-charterer shall):

(a)	co-operate and exchange all relevant Emissions Data and information with each other in a timely manner to:

(i)
facilitate compliance by the Charterers and/or any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities (including any Sub-charterer or the Approved Manager of the Vessel) imposed by the ISM Code and any other Emission Scheme Participant with any applicable Emission Scheme; and

(ii)
enable the Charterers and any other Emission Scheme Participant to calculate the amount of Emission Allowances in respect of the Vessel which are required to be surrendered to the relevant Emission Scheme Authority for that Emission Scheme during the Charter Period; and

(b)
promptly supply to the relevant Emission Scheme Authority relating to any applicable Emission Scheme with all relevant Emissions Data documents (including without limitation, any relevant mandating documents required in connection with surrendering the relevant Emission Allowances to the relevant Emission Scheme Authority relating to the relevant Emission Scheme) required to be provided to such Emission Scheme Authority relating to such Emission Scheme, and to do all such things necessary or advisable to ensure that the Owners, the Charterers, each Emission Scheme Participant and the Vessel will be in compliance with all Environmental Laws.

CLAUSE 40    – TERMINATION, REDELIVERY AND TOTAL LOSS

40.1
If the Termination Purchase Price becomes payable in accordance with Clause 44.2 (Termination Events), it is agreed by the Parties that payment of the Termination Purchase Price is deemed to be proportionate as to amount, having regard to the legitimate interests of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter.

40.2
Upon the Termination Notice Date, the Charterers’ right to possess and operate the Vessel shall immediately cease (without in any way affecting the Charterers’ obligation to pay the Termination Purchase Price).

40.3	Upon irrevocable receipt of the Termination Purchase Price by the Owners pursuant to Clause 44.2 (Termination Events) in full:

(a)	this Charter shall terminate (provided that any provision hereof expressed to survive such termination shall do so in accordance with its terms); and

(b)
the Owners shall, at the cost of the Charterers, transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis to the Charterers and shall execute a bill of sale, duly notarised and legalised at the cost of the Charterers, and a protocol of delivery and acceptance, and, at the cost and upon request of the Charterers, provide a certificate of ownership and encumbrance showing the Vessel is free from registered encumbrance created by the Owners issued by the Flag State and any other necessary documents that are relevant to the Owners for the re-registration of the Vessel, and such transfer otherwise made in accordance with Clause 49.1.

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40.4	If the Charterers fail to make any payment of the Termination Purchase Price on the due date thereof:

(a)	interest on such outstanding amount shall accrue in accordance with Clause 36.9; and

(b)

(i)
the Charterers shall upon the Owners’ prior written request (at the Owners’ sole discretion), be obliged to (and at the Charterers’ own cost) redeliver the Vessel to the Owners at such ready and nearest safe port as the Owners may require; further and for the avoidance of doubt, the Owners shall be entitled (at the Owners’ sole discretion) to operate the Vessel as they may require and may create whatsoever interests thereon, including without limitation charterparties or any other form of employment contracts. The Earnings of the Vessel during such period less its operational expenses (including, without limitation, any maintenance costs of, and costs for fuel, bunkering or oils for, the Vessel) (the “Net Trading Proceeds”) shall be applied against the Termination Purchase Price and any other amounts payable under the Leasing Documents pursuant to Clause 54A (General Application of Proceeds) and if such use of the Vessel results in the Owners suffering a loss then such losses shall, for the avoidance of doubt, be included in the indemnities contained in Clause 50 (Indemnities) and be added to the Termination Purchase Price. Upon redelivery of the Vessel this Charter shall terminate save for the provisions set out in Clause 36.9, this Clause 40(Termination, Redelivery and Total Loss) and Clause 50 (Indemnities) and any other provisions expressed to survive termination or that are cross referred to in the survived clauses or are required to survive to enable proper construction of the survived terms; and/or

(ii)
the Charterers shall at any time after the Termination Notice Date be entitled to find a purchaser for the Vessel whereupon the Charterers shall, by notice in writing to the Owners, identify a third party acceptable to the Owners to purchase the Vessel (the “Sale Notice”) and procure completion of such sale (A) within 45 days from the Termination Notice Date (the “Initial Exclusivity Period”) or (B) such other longer period (but in any event not exceeding 90 days from the Termination Notice Date) (the “Extended Exclusivity Period”) provided however that (x) the Charterers have served the Sale Notice on the Owners within the Initial Exclusivity Period; and (y) the Charterers have, prior to the expiry of the Initial Exclusivity Period, paid an amount of US$850,000 (“Sale Deposit”) to such account as the Owners may notify the Charterers in writing which shall be applied against the Termination Purchase Price pursuant to Clause 54A (General Application of Proceeds); and

(iii)
the Owners shall, after the Exclusivity Period or if applicable, the Extended Exclusivity Period, if the Vessel has not yet been sold and transferred to a new buyer (and such sale has not been completed) within the Exclusivity Period or the Extended Exclusivity Period (as the case may be), then the Owner shall, be entitled (at the Owners’ sole discretion) to sell the Vessel,

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in either case, the sale proceeds (after deducting all fees, taxes, disbursements, any maintenance costs of, and costs for fuel, bunkering or oils for, the Vessel and any other costs and expenses incurred by the Owners in connection with such sale) (the “Net Sales Proceeds”) derived from such sale shall be applied against the Termination Purchase Price pursuant to Clause 54A (General Application of Proceeds) and any other amounts payable under Clause 50 (Indemnities) in any manner the Owners deem fit and any excess of such amount after such application shall be paid to the Charterers. If the Net Sales Proceeds are not in an amount sufficient to discharge in full the Termination Purchase Price and any other amounts payable under Clause 50 (Indemnities), the Charterers shall continue to be liable for the shortfall and interest shall continue to accrue on such shortfall in accordance with Clause 36.9. Upon completion of such sale by the Owners, this Charter shall terminate save for Clause 36.9, this Clause 40.4(b)(ii), Clause 50 (Indemnities) and any other provisions expressed to survive termination or that are cross referred to in the survived clauses or are required to survive to enable proper construction of the survived terms;

(c)
the Charterers shall, upon the Owners’ prior written request (at the Owners’ sole discretion) be obliged to (and at the Charterers’ own cost) redeliver the Vessel to the Owners at such ready and nearest safe port as the Owners may require following prior consultation with the Charterers; and as from such redelivery the Owners shall maintain ownership of such Vessel and own, operate or sell or otherwise use it in any manner they deem fit and notify the Charterers in writing (the “Termination Value Notice”) they shall apply the then Market Value of the Vessel (the “Termination Value”), against the Termination Purchase Price and all other amounts payable to the Owners under this Charter unless the Charterers notify in writing their disagreement on the Termination Value within three (3) days from the date of the Termination Value Notice, then a second Approved Valuer shall be selected by the Charterers and the second valuation prepared on the same terms and conditions as set out in paragraphs (a), (b), (d), (e) and (f) of the definition of “Market Value” in Clause 59.1 shall be provided immediately to the Owners and the Termination Value shall be the arithmetic mean of such two valuations and shall be binding to the Owners and the Charterers, and provided that if the difference in the two valuations obtained is more than ten per cent. (10%) of the lower valuation obtained, a third Approved Valuer shall be selected by the Owners and the third valuation shall be prepared on the same terms and conditions as set out in paragraphs (a), (b), (d), (e) and (f) of the definition of “Market Value” in Clause 59.1 and the Termination Value shall be the arithmetic mean of such three valuations and shall be binding to the Owners and the Charterers. Upon application of the Termination Value under this Clause 40.4(c), if:

(i)
the amount of the Termination Value is in excess of the aggregate amounts due to the Owners under this Charter at the relevant time, such excess will be paid to the Charterers provided that the Owners are satisfied that no Obligor has any actual liability to it under or in connection with any Leasing Document; or

(ii)
in case the amount of the Termination Value is not sufficient to discharge in full the aggregate amounts due to the Owners under this Charter following such application the Charterers shall continue to be liable for the shortfall and interest shall continue to accrue on such shortfall in accordance with Clause 36.9.

Any terms expressly provided to survive post-termination of this Charter shall continue to be in full force and effect at all times thereafter.

40.5	If the Charterers are required to redeliver the Vessel to the Owners pursuant to Clause 40.4, at the time of redelivery to the Owners (at the Charterers’ cost and expense):

(a)	the Charterers shall ensure that the Vessel shall:

(i)	be in compliance with its Insurances;

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(ii)
be in an equivalent class as she was as at the Delivery Date without any overdue recommendation or condition, and with valid trading certificates for not less than three (3) months and free of average damage affecting the Vessel’s classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Delivery Date, fair wear and tear not affecting the Vessel’s classification excepted;

(iii)
have passed her any applicable special surveys on or before their due date at the Charterers’ time and expense without any condition or outstanding issue and to the satisfaction of the Classification Society;

(iv)	have her survey cycles up to date and trading and class certificate valid for at least the number of months agreed in Box 17;

(v)
be redelivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery, and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;

(vi)	be free of any cargo and Security Interest (save for Permitted Security Interests);

(vii)	be free of officers and crew (unless otherwise agreed by the Owners);

(viii)	have had her underwater parts treated with ample anti-fouling to last for the ensuing period up to the next scheduled dry docking of the Vessel; and

(ix)
be redelivered to the Owners together with all material information generated during the Charter Period in respect of the use, possession, operation, navigation, utilization of lubricating oil and the physical condition of the Vessel, whether or not such information is contained in the Charterers’ equipment, computer or property; and

(b)	the Charterer shall use their best endeavours to ensure that the Vessel shall be free of any charter and other employment unless the Owners wish to retain the continuance of any such existing charter.

40.6
The Owners shall have the right to appoint (at the Charterers’ cost and expense) surveyor(s) for the purpose of determining the condition of the Vessel at redelivery. The findings of the surveyor appointed by the Owners (the “Owners’ Surveyor”) shall be conclusive. The Charterers shall provide the Owners’ Surveyor with all such facilities and access to the Vessel as may be required to enable such Owners’ Surveyor to conduct its survey of the Vessel and shall take all such actions as may be recommended by the Owners’ Surveyor to ensure that the Vessel shall be redelivered to the Owners in accordance with Clause 40.5.

40.7
The Owners have no obligation to accept redelivery of the Vessel until they are satisfied that the Vessel has been put into the redelivery conditions as set out in Clause 40.5 and other relevant conditions of this Charter. Moreover, the Owners reserve all rights to recover from the Charterers any costs, expenses and/or liabilities incurred or suffered by them (including, without limitation, the costs of any docking and/or repairs which may be required to restore the Vessel to the structure, state, condition and class as that in which the Vessel was delivered (fair wear and tear not affecting class excepted, but without any recommendations or conditions as to class)) as a result of the Vessel not being redelivered in accordance with the terms of this Charter.

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40.8
The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores in the Vessel at no cost to the Owners. The bunkers on board the Vessel at redelivery shall be measured or verified by the Owners’ Surveyor on redelivery. The measurement or verification of measurement of the bunkers on redelivery by the Owners’ Surveyor shall be binding on the Parties. The value attributable to the bunkers on redelivery shall be such applicable volume of bunkers in metric tons multiplied by the applicable price per metric ton, as evidenced by invoices and vouchers from the last bunkering port provided by the Charterers or the Approved Sub-charterer (as the case may be). Such value of bunkers on redelivery is referred to as the “Termination Bunker Value”.

40.9
Throughout the Charter Period, the Charterers shall bear the full risk of any Total Loss of or any other damage to the Vessel howsoever arising. If the Vessel, for any reason, becomes a Total Loss after Delivery, the Charterers shall subject to Clause 40.11 pay the Termination Purchase Price to the Owners on the earlier of (“Total Loss Payment Date”):

(a)	the date falling ninety (90) days after such Total Loss has occurred; and

(b)	the date of receipt by the Owners and/or the Owners’ Financers (if any) of the Total Loss Proceeds.

40.10
Upon such receipt by the Owners of the Termination Purchase Price, this Charter shall terminate (without prejudice to any provision of this Charter expressed to survive termination) but until such receipt, the Charterers shall remain liable to make all payments of Charterhire and all other amounts to the Owners under this Charter, notwithstanding that the Vessel has become a Total Loss.

40.11
Any Total Loss Proceeds unconditionally received by the Owners (or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause) shall be applied in accordance with Clause 54A (General Application of Proceeds) and shall satisfy the obligation of the Charterers to pay the Termination Purchase Price to the extent received by the Owners or the Owners’ Financiers (in accordance with the terms of the relevant loss payable clause). The obligation of the Charterers to pay the Termination Purchase Price shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or has disputed in good faith, the claim for Total Loss.

40.12
If the Total Loss Proceeds unconditionally received by the Owners and/or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause) are less than the Termination Purchase Price, the Charterers shall pay such shortfall to the Owners on the Total Loss Payment Date.

40.13	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.

CLAUSE 41    – FEES AND EXPENSES

41.1
Without prejudice to any other rights of the Owners hereunder, the Charterers shall promptly pay to the Owners on written demand on a full indemnity basis all costs, charges and expenses incurred by the Owners in collecting any Charterhire or any other amounts not paid on the due date under this Charter and in remedying any other failure of the Charterers to observe the terms and conditions of this Charter.

41.2
Whether or not any of the transactions contemplated hereby are consummated, all documented costs and expenses (including, but not limited to, legal costs, expenses and other disbursements reasonably incurred by the Owners’ legal counsels) incurred by the Owners in the negotiation and execution of all documentation in relation to this Charter, and the Leasing Documents shall be for the account of the Charterers.

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41.3
Whether or not any of the transactions contemplated hereby are consummated, all documented costs and expenses incurred by the Owners in relation to the acquisition and registration of the Vessel by the Owners in the Owners’ name in the Flag State together with any and all fees (including but not limited to any vessel registration, tonnage fees, notarisation fees, legalisation fees, fees to insurance advisers, resident agent fees and process agent fees) payable by the Owners to such Flag State to maintain and/or renew such registration shall be for the account of the Charterers. Without prejudice to the foregoing, if the Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers.

41.4
If the Charterers request for a change of Flag State, the Charterers shall pay or reimburse the Owners (as the case may be) in respect of all documented costs, expenses and/or taxes which are payable to effect such change.

41.5
If there is any amendment, waiver or consent whether requested by the Owners or any of the Obligors, the Charterers shall on demand pay or reimburse the Owners for the amount of all costs and expenses (including, without limitation, legal fees) reasonably incurred by the Owners in responding to, evaluating, negotiating, implementing or documenting such request, amendment, waiver, requirement and any actual or contemplated agreement in relation thereto, including (without limitation) all costs and expenses (including, without limitation, legal fees) reasonably incurred by the Owners in relation to negotiation or entry into of any amendment, supplement, waiver or consent relating to the use of the Replacement Reference Rate, ensuring and confirming that all the Leasing Documents remain valid and fully perfected following such amendment, supplement, waiver or consent.

41.6
The Charterers shall on demand pay or reimburse the Owners for the amount of all costs and expenses (including, without limitation, legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Leasing Document or any Security Interest created thereunder and with any proceedings instituted by or against the Owners as a consequence of entering into any Leasing Document, taking or holding any Security Interests created thereunder or enforcing those rights, including (without limitation) any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable by reason of the Owners being the registered owner of the Vessel and/or being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of the Vessel.

CLAUSE 42     – NO WAIVER OF RIGHTS

42.1
No neglect, omission, delay or indulgence on the part of either Party in enforcing the terms and conditions of this Charter shall prejudice the strict rights of that party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either Party preclude any other or further exercise thereof.

42.2	No right or remedy conferred upon either Party by this Charter shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

CLAUSE 43     – NOTICES

43.1
Any notice, certificate, demand or other communication to be served, given made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective addresses:

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(A)	to the Owners:	c/o
Jiangsu Financial Leasing Co., Ltd.
Address: 9/F, No.1 Building, No.99 East Jialingjiang Street, Nanjing, Jiangsu Province, P.R. China
Attention: ZHANG Xinhang/TENG Huaigang Email:

(B)	to the Charterers:	c/o
Performance Shipping Management Inc. Address: 373 Syngrou Ave. & 2-4 Ymittou str. 17564, Palaio Faliro, Athens, Greece
Attention: Mr. Andreas Nikolaos Michalopoulos Email:

or, if a party hereto changes its address or email, to such other address or email as that party may notify to the other.

43.2
Any such communication shall be deemed to have reached the party to whom it was addressed (a) when delivered (in case of a registered letter), or (b) when actually received in readable form (in case of an email). A notice or other such communication received on a non-working day or after 5.00 p.m. in the place of receipt shall be deemed to be served on the next following working day in such place.

CLAUSE 44     – TERMINATION EVENTS

44.1	The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:

(a)
any Obligor fails to pay or the Owners do not receive on the due date any amount payable pursuant to a Leasing Document, unless such failure to pay is caused by a technical error and payment is made within seven (7) Business Days of its due date;

(b)
the Charterers breach or omit to observe or perform any of their undertakings in Clause 45.1(ff), Clause 46(j), Clause 46(k), Clause 46(l), Clause 46(o), Clause 46(p), Clause 46(r), Clause 46(s), Clause 46(t), Clause 46(u), Clause 46(w), Clause 46(y) and Clause 46(hh) or the Guarantor breaches or omits to observe or perform any of its undertakings contained in the Guarantee;

(c)
the Charterers fail to obtain and/or maintain the Insurances required under Clause 38 in accordance with the provisions thereof or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto;

(d)
any Obligor commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in this Charter or any other Leasing Document (other than a breach referred to in paragraphs (a), (b) or (c) above) unless such breach or omission is in the opinion of the Owners, remediable and such Obligor remedies such breach or omission to the satisfaction of the Owners within ten (10) Business Days of the Owners giving notice to the Charterers or (if earlier) any Obligor becoming aware of the failure to comply

(e)
any representation or warranty made by any Obligor in or pursuant to any Leasing Document, or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to be untrue or misleading in a material way when it is made;

(f)	any of the following occurs in relation to any Financial Indebtedness of the Charterers or the Guarantor:

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(i)	any Financial Indebtedness of the Charterers or the Guarantor is not paid when due or, if so payable, on demand after any applicable grace period has expired; or

(ii)
any Financial Indebtedness of the Charterers or the Guarantor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (howsoever described) and not as a consequence of the exercise of any voluntary right of prepayment, and following the expiry of any applicable grace period;

(iii)
any commitment for any Financial Indebtedness is cancelled or suspended by any of its creditors as a result of an event of default (howsoever described) and not as a consequence of the exercise of any voluntary right of prepayment, and following the expiry of any applicable grace period;

(iv)
any of its creditors declares any Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (howsoever described) and not as a consequence of the exercise of any voluntary right of prepayment, and following the expiry of any applicable grace period; or

(v)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of the Charterers or the Guarantor ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined), provided that no Termination Event will occur under this paragraph (f) if, (A) in respect of the Charterers, the aggregate amount of the Financial Indebtedness falling within sub-paragraphs (i) to (v) above is less than US$1,000,000 (or its equivalent in any other currency or currencies) and (B) in respect of the Guarantor, the aggregate amount of the Financial Indebtedness falling within sub-paragraphs (i) to (v) above is less than US$10,000,000 (or its equivalent in any other currency or currencies).

(g)	any of the following occurs in relation to the Charterers or the Guarantor:

(i)	it becomes unable to pay their debts as they fall due; or

(ii)	the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities); or

(iii)
any of its assets are subject to any form of execution, attachment, arrest, sequestration or distress which is not discharged within (A) in the case of the Charterers, thirty (30) days and (B) in the case of the Guarantor, sixty (60) days; or

(iv)
any administrative or other receiver is appointed over all or a part of the assets of the Charterers or the Guarantor unless as part of a solvent reorganisation which has been approved by the Owners (which approval shall not be unreasonably delayed or withheld); or

(v)
it makes any formal declaration of bankruptcy or any formal statement to the effect that they are insolvent, or a winding up or administration order is made in relation to the Charterers or the Guarantor, or the shareholders or directors of the Charterers or the Guarantor pass a resolution to the effect that they should be wound up, placed in administration or cease to carry on business; or

(vi)
a petition is presented in any Relevant Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of the Charterers or the Guarantor unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within twenty-one (21) days of the presentation of the petition; or

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(vii)
the Charterers or the Guarantor petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of their debt (or certain of their debt) or arrangement with all or a substantial proportion (by number or value) of their creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(viii)
any meeting of the shareholders or board of directors of the Charterers or the Guarantor is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraph (iii) to (vii) above;

(ix)
in a country other than England and Wales, any event occurs or any procedure is commenced which, in the reasonable opinion of the Owners, is similar to any of the foregoing referred to in paragraphs (iii) to (vii) above inclusive; or

(x)
any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of the Charterers or the Guarantor which is not released within (A) in the case of the Charterers, thirty (30) days and (B) in the case of the Guarantor, sixty (60) days from its occurrence;

(h)	the Charterers or the Guarantor suspends or ceases or threatens to suspend or cease carrying on its business;

(i)
any consent, approval, authorisation, license or permit necessary to enable the Charterers or any Approved Sub-charterer to operate or sub charter the Vessel or to enable any of them to comply with any provision of this Charter, the other Leasing Documents, or any Transaction Document to which it is a party or to ensure that the obligations of the Charterers and the Approved Sub-charterer are legal, valid, binding or enforceable is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent, approval, authorisation, license or permit is not fulfilled;

(j)	any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect;

(k)	the Vessel is subject to any form of execution, attachment, arrest, sequestration or distress which is not discharged within thirty (30) days (or such longer period as the Owners may agree);

(l)	this Charter or any Leasing Document or any Security Interest created by a Leasing Document:

(i)
is expired (and not extended in accordance with the terms thereunder), cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or

(ii)	is amended or varied without the prior written consent of the Owners, except for any amendment or variation which is expressly permitted by this Charter or any other relevant Leasing Document;

(m)	an Obligor rescinds, repudiates or terminates a Leasing Document or any Transaction Document to which it is a party;

(n)	it is or has become:

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(i)
unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(ii)	contrary to, or inconsistent with, any regulation,

for any Obligor to maintain or give effect to any of its obligations under this Charter or any of the other Leasing Documents to which it is a party in the manner it is contemplated under such Leasing Document or any of the obligations of any Obligor under any Leasing Document to which it is a party are not or cease to be legal, valid, binding and enforceable;

(o)
without prejudice to any of the express obligations of the Obligors under the Leasing Documents, in the opinion of the Owners (acting reasonably) anything whatsoever is done or omitted to be done by an Obligor which would result in that Owners being in breach of or made subject to Sanctions, or at risk of being in breach of or made subject to Sanctions;

(p)	the Security Interest constituted by any Leasing Document is in any way imperilled or in jeopardy;

(q)
any “event of default” or “termination event” (or any other similar events or circumstances and each as however described) occurs under the Initial Sub-Charter or the Initial Sub-Charter is terminated or cancelled or is no longer valid, legal or binding for any reason; or

(r)
any Sub-charterer (including Approved Sub-charterer) of the Vessel becomes a Restricted Person or has engaged in any activities which would result in a violation of Anti-Money Laundering Laws or Sanctions.

44.2
Upon the occurrence of any Termination Event which is continuing, the Owners may issue a written notice to the Charterers terminating the leasing of the Vessel under this Charter (the “Termination Notice”) and demanding payment of the Termination Purchase Price, whereupon the Charterers shall be obliged to pay the Termination Purchase Price to the Owners on the date specified by the Owners in their sole discretion in the Termination Notice (the “Termination Notice Date”).

44.3
For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter.

44.4
Without limiting the generality of the foregoing or any other rights of the Owners, upon the occurrence of a Termination Event which is continuing, the Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Vessel and this Charter and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and (iii) change or appoint a new manager for the Vessel other than an Approved Manager and the appointment of the Approved Manager may be terminated immediately without any recourse to the Owners.

44.5
Each Termination Event shall either be a breach of condition by the Charterers where it involves a breach of this Charter or any of the other Leasing Documents by the Charterers or shall otherwise be an agreed terminating event, the occurrence of which gives rise to a right of the Owners to terminate the leasing of the Vessel under this Charter and to exercise their rights under this clause.

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CLAUSE 44A      MANDATORY SALE

44A.1
If it becomes unlawful for (i) the Owners to perform, or the Owners are prohibited from performing, in any applicable jurisdiction any of their obligations, or (ii) the Owners to exercise, or the Owners are prohibited from exercising, in any applicable jurisdiction any of their rights and remedies, in each case, in the manner contemplated by this Charter or any other Leasing Document to which they are a party (including as a result of any Sanctions), the Owners shall notify the Charterers of this event and the Charterers shall be required to pay the applicable Mandatory Sale Price to the Owners within thirty (30) days following such notice by the Owners or, if earlier, the date specified by the Owners in the notice delivered to the Charterers (being no earlier than the last day of any applicable grace period permitted by law), and this Charter shall terminate in accordance with the procedures set out in Clause 44A.2. For the avoidance of doubt, no Termination Event will be deemed to occur if the circumstances set out in this Clause occur provided that the Charterers comply with their obligations as set out in this Clause 44A.1.

44A.2
If the Mandatory Sale Price becomes payable in accordance with Clause 44A.1, the same shall be payable in consideration of the purchase and transfer of the legal and beneficial title of the Vessel pursuant to Clause 49 (Sale of the Vessel). The day on which the applicable Mandatory Sale Price is paid pursuant to Clause 44A.1 is a “Mandatory Sale Date” and such transfer of Vessel provided therein is a “Mandatory Sale”.

CLAUSE 45     – REPRESENTATIONS AND WARRANTIES

45.1	The Charterers represent and warrant to the Owners as of the date hereof, and on each day henceforth until the last day of the Charter Period (unless expressly provided otherwise), as follows:

(a)	the Charterers are (i) wholly legally and beneficially owned and (ii) controlled by the Guarantor;

(b)	the Guarantor is listed in the NASDAQ Capital Market;

(c)	each Obligor is duly incorporated and validly existing and, if applicable, in good standing under the laws of its jurisdiction of its incorporation;

(d)	each Obligor has the corporate capacity, and has taken all corporate actions and obtained all consents, approvals, authorisations, licenses or permits necessary for it:

(i)	to execute each of the Leasing Documents, any Transaction Document to which it is a party; and

(ii)	to comply with and perform its obligations under each of the Leasing Documents, any Transaction Document to which it is a party;

(e)	the entry into and performance by any Obligor by it of, and the transactions contemplated by, each Leasing Document, any Transaction Document to which it is a party do not and will not conflict with:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or constitute a default or termination event (however described) under any such agreement or instrument;

(f)	all the consents, approvals, authorisations, licenses or permits referred to in Clause 45.1(d) remain in force and nothing has occurred which makes any of them liable to revocation;

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(g)
each of the Leasing Documents to which an Obligor is a party constitutes such Obligor’s legal, valid and binding obligations enforceable against such party in accordance with its respective terms and any relevant insolvency laws affecting creditors’ rights generally;

(h)
no third party has any Security Interest, other than the Permitted Security Interests, or any other interest, right or claim over, in or in relation to the Vessel, this Charter or any moneys payable hereunder and/or any of the other Leasing Documents;

(i)	other than Permitted Security Interests, none of the issued shares of the Charterers is subject to any Security Interest, deposited by way of security or otherwise charged in favour of any person;

(j)
all payments which an Obligor is liable to make under any Leasing Document to which such Obligor is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of the jurisdiction of incorporation;

(k)	each Obligor has paid all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel, except for those being contested in good faith with adequate reserves;

(l)
the choice of governing law as stated in each Leasing Document to which an Obligor is party to and the agreement by such party to refer disputes to the relevant courts or tribunals as stated in such Leasing Document are valid and binding against such Obligor;

(m)
no Obligor nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(n)
the obligations of each Obligor under each Leasing Document to which it is a party, are the direct, general and unconditional obligations of such Obligor and rank at least pari passu with all other present and future unsecured and unsubordinated creditors of such Obligor save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(o)	each Security Document creates (or once entered into, will create) the Security Interest which it is expressed to create with the ranking and priority it is expressed to have;

(p)	no Obligor is a US Tax Obligor, and none of them have established a place of business in the United States of America;

(q)	no Obligor or their respective Affiliates, and as at the date of this Charter, none of their respective directors, officers. employees or agents:

(i)	is a Restricted Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of a Restricted Person;

(iii)	owns or controls, or is or becomes an Affiliate of, a Restricted Person;

(iv)	has a Restricted Person serving as a director, officer or an employee; or

(v)	has received notice or is aware of any claim, action, suit, proceedings or investigations against it with respect to Sanctions;

(r)
each of the Obligors and their Affiliates, and as at the date of this Charter, their respective directors, officers, employees and agents, are in compliance with all Sanctions laws, and none of them have been or are currently being investigated on compliance with Sanctions, they have not received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions and they have not taken any action to evade the application of Sanctions;

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(s)
the Vessel is not subject to Sanction and is not employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel is not used by or to benefit any party which is a Restricted Person or trade to any Restricted Country or otherwise to any area or country where trading the Vessel to such area or country would constitute a breach of any Sanctions; or (ii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(t)
none of the Obligor and to the best of the Charterers’ knowledge after due and careful enquiry, none of the Approved Sub-charterer is in breach of any laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including, without limitation, the ISM Code, the ISPS Code, all Environmental Laws, the laws of the Vessel’s registry and in particular, all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws and each of the Obligors has instituted and maintained systems, controls, policies and procedures designed to:

(i)	prevent and detect incidences of bribery and corruption, money laundering and terrorism financing; and

(ii)	promote and achieve compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(u)
the copy of each Transaction Document provided to the Owner is a true and complete copy of the same and there have been no amendments, supplements or variations to the same without the prior written consent of the Owner;

(v)	each Transaction Document is valid, binding and enforceable against the parties thereto in accordance with its terms;

(w)
none of the Obligors nor any of their assets, in each case, has any right to immunity from set off, legal proceedings, attachment prior to judgment or other attachment or execution of judgement on the grounds of sovereign immunity or otherwise;

(x)
none of the Obligors is insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of any Obligor or all or material part of their assets;

(y)	no Termination Event or Potential Termination Event is continuing;

(z)	as at the date of this Charter, the Vessel is commercially and technically managed under an Approved Management Agreement which remains in full force and effect;

(aa)
as at the date of this Charter, other than the Shipbuilding Contract, the Initial MOA, this Charter and the Initial Sub-Charter, the Charterers have not entered into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incurred any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:

(i)	liabilities and obligations under the Leasing Documents to which they are or, as the case may be, will be a party; or

(ii)	liabilities or obligations incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel;

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(bb)
any factual information provided by the Charterers (or on their behalf) to the Owners was true and accurate in all material respects as at the date it was provided or as the date at which such information was stated;

(cc)	the entry by each Obligor into any Leasing Document does not in any way cause any breach, and is in all respects permitted, under the terms of any document which it is entered into;

(dd)
any factual information provided by the Charterers to the Owners for compliance of the Anti-Money Laundering Laws was true and accurate in all respects as at the date it was provided or as the date at which such information was stated;

(ee)
as at the date of this Charter, none of the Obligors, and to the best of the Charterers’ knowledge after due and careful enquiry, or any Sub-charterer (including Approved Sub- charterer) of the Vessel or any counterparties involved in any transactions of the Obligors has engaged in any activities which would result in a violation of Anti-Money Laundering Laws or Sanctions; and

(ff)	that in relation to the Initial Sub-Charter:

(i)	there are no unresolved disputes and no pending claims between the Initial Sub- Charterer and the Charterer;

(i)	no event or circumstance is outstanding which constitutes a default under the Initial Sub-Charter;

(ii)	there are no amounts outstanding under the Initial Sub-Charter or due, owing or payable and unpaid by the Initial Sub-Charterer to the Charterers thereunder;

(ii)
there has not occurred any force majeure event (or such other similar event howsoever described under the terms of the Initial Sub-Charter), default or any event entitling either the Charterers or Initial Sub-Charterer to terminate the Initial Sub-Charter; and

(iii)	the Initial Sub-Charterer is fully aware of the transactions contemplated under this Charter.

CLAUSE 46      – CHARTERERS’ UNDERTAKINGS

46.1	The Charterers undertake that they shall comply or procure compliance with the following undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	there shall be sent to the Owners:

(i)	as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Guarantor, the audited annual financial statements of the Guarantor;

(ii)
as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Charterers, the unaudited annual financial statements of the Charterers or at the Charterers’ option, an alternative operational review of the Charterers; and

(iii)
as soon as possible, but in no event later than ninety (90) days after the end of each half year of the Guarantor, the unaudited semi-annual financial statements of the Guarantor, in each case, the Charterers shall procure that each set of financial statements and reports delivered pursuant to Clause 46.1(a) will:

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(A)	be prepared in accordance with all applicable laws and generally accepted accounting principles consistently applied;

(B)
give a true and fair view of (if audited) or fairly representing (if unaudited) the state of affairs of the Guarantor at the date of those accounts and of their profit for the period to which those accounts relate;

(C)	fully disclose or provide for all significant liabilities of the Charterers and/or the Guarantor (as appropriate) and its subsidiaries; and

(D)	if not in the English language, be accompanied by an English translation duly certified as to its correctness;

(b)
they will, after the occurrence of a Termination Event or a Potential Termination Event, provide to the Owners copies of all notices and minutes relating to any of their extraordinary shareholders’ meeting which are despatched to the Charterers’ shareholders or creditors or any class of them;

(c)
they will provide or will procure that each Obligor (other than the Third Party Manager) and use their best endeavours to procure that the Third Party Manager provides the Owners, prior to the occurrence of a Termination Event, at the Owners’ reasonable request and after the occurrence of a Termination Event, from time to time, with details of any legal, arbitral or administrative action, proceedings or investigations involving such Obligor or the Vessel as soon as such action is instituted or it becomes apparent to such Obligor that it is likely to be instituted;

(d)
they will, and will procure that each other Obligor will, obtain and promptly renew or procure the obtainment or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits of any regulatory body or authority for the transactions contemplated under each Leasing Document to which it is a party (including without limitation to sell, charter and operate the Vessel);

(e)
they will, and will procure that each other Obligor will, ensure that the Vessel shall be free of encumbrances and liens except for Permitted Security Interest and any encumbrances or liens permitted in writing by the Owners and any mortgages granted by the Owners in favour of the Owners’ Financier;

(f)
they will not, and will procure that each other Obligor will not, create, assume or permit to exist any Security Interest of any kind upon any Leasing Document to which such Obligor is a party, and if applicable, the Vessel, in each case other than the Permitted Security Interests;

(g)	they will at their own cost, and will procure that each other Obligor will:

(i)	do all that such Obligor to ensure that any Leasing Document to which such Obligor is a party validly creates the obligations and the Security Interests which such Obligor purports to create; and

(ii)
without limiting the generality of paragraph (i), promptly register, file, record or enrol any Leasing Document to which such Obligor is a party with any court or authority in all relevant jurisdictions, pay any stamp duty, registration or similar tax in all relevant jurisdictions in respect of any Leasing Document to which such Obligor is a party, give any notice or take any other step which, is or has become necessary or desirable for any such Leasing Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Obligor creates;

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(h)	they will notify the Owners as soon as they become aware of the occurrence of any of the following events:

(i)	any default by any Approved Sub-charterer, the Approved Manager, the SBC Sellers or the Charterers of the terms of any Transaction Document;

(ii)
an event of default or termination event howsoever called under the terms of any Transaction Document entitling either (x) the Charterers to terminate such Transaction Document or (y) the relevant Approved Sub-charterer to terminate any Approved Sub-charter which has not been unconditionally waived by such Approved Sub-charterer;

(iii)	any damage caused to the Vessel by any reason whatsoever which results, or may be expected to result, in repairs on the Vessel which exceed US$500,000;

(iv)	any safety incidents taking place on board the Vessel which has or is likely to have a Material Adverse Effect;

(v)	any casualty or occurrence as a result of which the Vessel has become a Major Casualty or a Total Loss, or is, by the passing of time or otherwise, likely to become, a Total Loss;

(vi)
any Environmental Claim of a value which exceed US$500,000 which is made against the Charterers, Approved Sub-charterer or any Approved Manager in connection with the Vessel or any Environmental Incident;

(vii)	any arrest or detention of the Vessel, any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of that Vessel for hire; and

(viii)	any modification or alteration of the Vessel of a value which exceed US$500,000,

and will keep the Owners fully up-to-date with all developments and the Charterers will, if so requested by the Owners, provide any such certificate signed by its officer(s), confirming that there exists no Potential Termination Event or Termination Event;

(i)	they will, and will procure that each other Obligor will, provide the Owners with:

(i)
as soon as practicable after receiving the request by the Owner, any additional financial or other information relating to themselves and/or the Vessel (including, but not limited to the condition and location of the Vessel and any other information relating to Anti-Money Laundering Laws, any “know your customer” or other regulatory checks required to be carried out by the Owners);

(ii)
as soon as practicable after receiving the request by the Owner, any additional financial or other information relating to any other matter relevant to, or to any provision of any Leasing Document to which it is a party, including, without limitation, annual operating budgets and forecasts; and

(iii)	at least half-yearly throughout the Charter Period or upon the reasonable request by the Owners, details of the employment, management and pooling arrangement of the Vessel.

(j)
comply, or procure compliance, and will procure that each other Obligor will comply or procure compliance, with all laws or regulations relating to the Vessel and its construction, ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws and the laws of the Vessel’s registry provided that any non-compliance shall not materially adversely affect the obligations of an Obligor under each Leasing Document to which it is a party, and will obtain, comply with and do that is necessary to maintain in full force and effect all applicable Environmental Approvals;

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(k)	subject to Clause 10(d) of this Charter, the Vessel shall be registered under the Flag State;

(l)
from and including the Delivery Date for the duration of the Charter Period, the Vessel maintains the highest standards required for the purpose of the relevant trade of the Vessel and classed with the Vessel’s Classification Society, free from any overdue recommendations or qualifications affecting that the Vessel’s class.

(m)
upon request, they will provide or they will procure to be provided to the Owners the report(s) of the survey(s) conducted pursuant to Clause 7 of this Charter in form and substance satisfactory to the Owners;

(n)
they shall not, and shall procure that no other Obligor will, enter into any form of merger, demerger, sub-division, amalgamation or other reorganization, consolidation, corporate reconstruction or change of ownership;

(o)	with the exception of the Initial Sub-charter, they shall not permit the sub-chartering of the Vessel:

(i)	on a bareboat charter/demise charter basis unless otherwise permitted by the Owner and subject to Clause 46.1(p) below; or

(ii)
on a time charter basis exceeding twelve (12) months (taking into account any optional extensions thereto), other than under an Approved Sub-charter and provided that as a condition precedent to the execution of any such Approved Sub- charter, the Charterers:

(A)
obtain the Owners prior written consent (such consent shall not be unreasonably withheld or delayed) of such Approved Sub-Charter and provide the Owners with detailed information about the intended Approved Sub-Charterer and proposed terms of the Approved Sub-Charter and any further information which the Owners may reasonably request; and

(B)
upon the execution of such Approved Sub-charter, assign all their rights and interests under such Approved Sub-charter in a manner acceptable to the Owners, acting reasonably and shall use their best endeavours to procure that the relevant Approved Sub-charterer gives a written acknowledgment of such assignment provided if the relevant Approved Sub-charter contains any assignment restriction, then the Charterers shall procure that the relevant Approved Sub-charterer gives a written acknowledgment of such assignment to the Owners, in each case, in form and substance acceptable to the Owners and within the time period provided for in the General Assignment;

(p)
in the case of any bareboat charter or demise charter of the Vessel, they shall obtain the Owners’ written consent prior to such bareboat charter or demise charter (as the case may be) being entered into, and shall assign such charter to the Owners and procure that the relevant sub-charterer to such demise charter enters into an agreement for the assignment of its rights and interests in the Earnings, Insurances and Requisition Compensation of the Vessel to the Owners in form and substance acceptable to the Owners;

(q)
they shall not declare, make or pay, any dividend or other distribution (or interest on any unpaid dividend or other distribution) (whether in cash or in kind) on or in respect of its authorised and issued shares (including any class of its share) following the occurrence of a Termination Event which is continuing or which would result in a Termination Event;

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(r)
they shall comply and shall procure that each of the other Obligors complies with all laws and regulations in respect of Sanctions, and in particular, they shall and shall procure that each of the other Obligors implement and maintain in effect policies and procedures designed to promote and ensure compliance by them and their respective directors, officers and employees with Sanctions laws and regulations implemented from time to time;

(s)	without limiting Clause 46.1(r), they will procure that:

(i)	the Vessel shall not be operated, employed, managed, used by or for the benefit of a Restricted Person;

(ii)
the Vessel shall not be employed in trading with any Restricted Person or in any manner contrary to Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America, the United Kingdom or the People’s Republic of China;

(iii)
notwithstanding any other provision of this Charter, the Vessel shall not be permitted to call at any port in any Restricted Country or any area or country where trading in such area or country would constitute or would be reasonably expected to constitute a breach of Sanctions;

(iv)
the Vessel shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances or in any manner which would result in any Obligor or any Sub-charterer or the Owners becoming a Restricted Person; and

(v)
that each charterparty in respect of the Vessel shall contain, for the benefit of the Owners, language which gives effect to the provisions of this Clause and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions and which prohibits trading to any Restricted Country;

(t)	they shall and shall procure that each other Obligor shall:

(i)	comply with all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws; and

(ii)
maintain systems, controls, policies and procedures designed to promote and ensure ongoing compliance by them and their respective directors, officers and employees with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws; and

(u)	they shall use their best endeavours to procure that any Sub-charterer complies with all Anti- Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(v)
they shall not use, or permit or authorise any person to directly or indirectly use, the Purchase Price or lend, invest, contribute or otherwise make available the Purchase Price to or for any other person for any purpose or otherwise in a manner which would result in a violation of Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;

(w)
they shall, and shall procure that each other Obligor, promptly notify the Owners in writing immediately upon being aware of any non-compliance, by any of their respective officers, directors, employees, consultants, agents or intermediaries with any laws and regulations relating to Sanctions, Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws, whereupon they shall, and shall procure that each other Obligor take all necessary steps to dismiss and remove such officer, director, employee, consultant, agent or intermediary with immediate effect;

(x)	in respect of the management of the Vessel:

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(i)	they shall ensure that the Vessel be commercially and/or technically managed under an Approved Management Agreement and in accordance with:

(A)	the relevant regulations, requirements and recommendations of the Classification Society;

(B)	the relevant regulations, requirements and recommendations of the Flag State;

(C)	any applicable IMO regulations (including but not limited to the ISM Code, the ISPS Code and MARPOL);

(D)	all other applicable regulations, requirements and recommendations;

(E)	the Charterers’ and the Approved Managers’ operations and maintenance manuals;

(F)	engine manufacturers’ recommended maintenance and service schedules;

(G)	builder’s operations and maintenance manuals; and

(H)	recommended maintenance and service schedules of all installed equipment and pipework; and

(ii)
they shall not appoint or permit to be appointed any commercial and/or technical manager of the Vessel unless it is an Approved Manager appointed on terms acceptable to the Owners and the Owners’ Financier (if any) and the Approved Manager has (within ten (10) days upon entering into the relevant Approved Management Agreement) entered into a Manager’s Undertaking;

(y)
save with the prior written consent of the Owners, they shall not, and shall procure that they shall not agree or enter into any transaction, arrangement, document or do or omit to do anything which will have the effect of varying, amending or supplementing the terms of any Transaction Document;

(z)
they shall ensure that all Earnings and any other amounts received by them in connection with the Vessel are paid into the Operating Account and the Owners shall have access to any information in relation to the Operating Account;

(aa)
they shall not enter into any other investments, any sale or leaseback agreements, any off- balance sheet transaction or incur any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:

(i)	liabilities and obligations under the Leasing Documents to which it is or, as the case may be, will be a party; or

(ii)	liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel;

(bb)	any transaction entered into with their Affiliates shall be on arm’s length basis and in good faith;

(cc)	they will ensure and procure that:

(i)	the Market Value of the Vessel shall be ascertained at the expenses of the Charterers from time to time in the following circumstances:

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(aa)	upon the occurrence of a Termination Event which is continuing, at any time at the request of the Owners; and

(bb)
in the absence of Termination Event at least once every calendar year during the Charter Period, with such report to be dated no more than thirty (30) calendar days prior to every anniversary of the Delivery Date occurring within the Charter Period or on such other date as the Owners may request; and

(ii)
the Charterers shall pay the Owners the amount of the fees and expenses incurred by the Owners in connection with any matter arising out of this paragraph (cc) provided that subject to no Termination Event has occurred and is continuing, the Charterers shall bear the cost of no more than one (1) valuation report each calendar year;

(dd)
they shall ensure that no Financial Indebtedness shall at any time be due and owing by the Charterers, unless fully subordinated to the rights of the Owners under the Leasing Documents in a manner satisfactory to the Owners (in their sole discretion);

(ee)
in respect of an Approved Sub-charter which contains an option to extend the charter period, they shall notify the Owners as soon as they become aware that the relevant Approved Sub- charterer does not intend to, or has not by the date falling thirty (30) days prior to the date on which such Approved Sub-charter will expire, exercise the relevant option to extend the same;

(ff)	except with the Owners’ prior written consent, they shall not deactivate or lay up the Vessel;

(gg)	they will not:

(i)
enter into any borrowing except for loans or advances from other members of the Group which are unsecured and fully subordinated to the rights of the Owners under the Leasing Documents in a manner acceptable to the Owners;

(ii)
give or allow any to be outstanding, any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which they assume any liability of any other person other than:

(A)	any guarantee or indemnity given or expressly allowed under the terms of the Leasing Documents (including Clause 37.3); or

(B)
any guarantee or indemnity given in the ordinary course of business and maintaining and operating the Vessel of an amount not exceeding US$1,500,000 provided that, if the amount of such guarantee or indemnity shall exceed US$1,500,000, the Charterers shall request prior approval from the Owners (which shall not be unreasonably withheld or delayed);

(iii)
enter into any material agreement other than the Leasing Documents or any other agreement in the ordinary course of business of maintaining and operating the Vessel to the extent otherwise permitted under the terms of the Leasing Documents;

(iv)
enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation the Vessel, its Earnings or its Insurances);

(v)
without prejudice to the above sub-paragraphs (i) to (iv), enter into any transaction (whether with their Affiliate or otherwise) which are, in any respect, less favourable than those which they could obtain in a bargain made at arms’ length;

(hh)	they will ensure that the Purchase Price will be utilised solely for working capital of the Group and enabling the Group to finance the purchase of the Vessel; and

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(ii)
the Vessel will not be permitted to trade in any zone which is declared a war zone by any government or the Vessel’s war risks insurers, unless the Charterers have (i) obtained the written consent of the Owners prior to engaging in any such trading and (ii) (at the Charterers’ expense) effected all necessary special, additional or modified insurance cover for trading in such war zone and have complied with the terms of Clause 38 (Insurance) any requirement as may be prescribed by the insurers;

(jj)
the Charterers shall comply, and will procure that each other Obligor (other than any Third Party Manager) and use their best endeavours to procure any Sub-charterer and any Third Party Manager will comply with all Sanctions and all laws and regulations relating to it, the Vessel and the construction, ownership, employment, operation, management and registration of the Vessel , including the ISM Code, the ISPS Code (including, but not limited to, the maintenance of an ISSC), all Environmental Laws, all Anti-Money Laundering Laws, Business Ethics Laws and the laws of the Vessel’s registry, and in particular, they shall effect and maintain a sanctions compliance policy which, inter alia, implements the recommendations of the Sanctions Advisory, to ensure compliance with all such laws and regulations implemented from time to time, including, without limitation, they will, and will procure that each other Obligor and will procure each Sub-charterer will:

(i)	conduct their activities in a manner consistent with Sanctions;

(ii)	have sufficient resources in place to ensure execution of and compliance with their own Sanctions policies by their personnel, e.g., direct hires, contractors, and staff;

(iii)	ensure subsidiaries and Affiliates comply with the relevant policies, as applicable;

(iv)	have relevant controls in place to monitor automatic identification system (AIS) transponders;

(v)	have controls in place to screen and assess onboarding or offloading cargo in areas they determine to present a high risk;

(vi)	have controls to assess authenticity of bills of lading, as necessary; and

(vii)	have controls in place consistent with the Sanctions Advisory; and

(kk)

(i)	The Charterers undertake that it will at all times comply, and require compliance by:

(A)	all Sub-charterers of the Vessel; and

(B)	all parties (each a “Counterparty”) with whom the Charterers or a Sub- charterer enters into a contract of carriage in respect of the Vessel,

with the Russian Oil Price Cap Measures.

(ii)
Without prejudice to the generality of paragraph (i) above, the Charterers undertake that it will prior to the Vessel first commencing lifting or loading of Russian Oil Products for a Qualifying Voyage or the effective date of the contract between the Charterers and their applicable Counterparty (whichever is earlier) and, for each Qualifying Voyage throughout the duration of that contract, prior to lifting or loading of Russian Oil Products obtain:

(A)	price information demonstrating that the Russian Oil Products were purchased at or below the applicable price cap; or

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(B)	a signed attestation from its applicable Counterparty that the Russian Oil Products were purchased at or below the applicable price cap; or

(C)	documentary evidence that the purchase of the Russian Oil Products was pursuant to a licence or an exception granted by the relevant authority in each applicable jurisdiction.

(iii)
In addition to the general undertaking at paragraph (i) above, the Charterers shall promptly, and in any event no later than 30 days after the Vessel commencing lifting or loading for each Qualifying Voyage provide to the Owners such of the following as the Owners shall specify:

(A)	price information demonstrating that the Russian Oil Products were purchased at or below the applicable price cap; and/or

(B)
an attestation signed by an authorised signatory in such form as may be agreed by the Owners confirming that the Charterers have complied in all respects with the Russian Oil Price Cap Measures; and/or

(C)	documentary evidence that the purchase of the Russian Oil Products was pursuant to a licence or an exception granted by the relevant authority in each applicable jurisdiction.

(iv)
Without prejudice to the generality of paragraph (i) above, the Charterers undertake to the Owners that it will ensure that any Sub-charter or other contract of carriage in respect of the Vessel will include for the benefit of the Charterers provisions requiring the Sub-charterer or person to whom the Charterers have sub-let the Vessel or with whom it has entered into a contract of carriage to comply with the Russian Oil Price Cap Measures and to provide such information and documentation at such times as is necessary for the Charterers to comply with this Clause 46.1(kk).

(v)	The Charterers undertake that they will:

(A)
provide the Owners with such information, and at such times, as it may require for the purposes of the Owners satisfying any record keeping obligations applicable to it or an Affiliate under the Russian Oil Price Cap Measures;

(B)
promptly upon request and within 30 days of any request provide the Owners with such other information in relation to compliance with the Russian Oil Price Cap Measures as the Owners may from time to time reasonably request including without limitation any information relating to ancillary costs as may be specified from time to time pursuant to the Russian Oil Price Cap Measures.

The obligations in this paragraph (v) are continuing and, in particular, shall survive and remain binding on the Charterers until all attestations and such other information as may be requested pursuant to this paragraph (v) have been received in satisfactory form by the Owners.

(vi)
The Charterers shall undertake appropriate due diligence on its counterparties to satisfy itself, based on the information available, of the reliability and accuracy of any information provided by such counterparties for the purposes of or relating to satisfying the requirements of paragraph (ii) above.

(vii)
The Charterers agree that the Owners may forward all attestations and other documents which the Charterers may from time to time deliver to the Owners pursuant to paragraphs (iii) and (v) above to any applicable regulators or to any other party to which the Owners may be required to forward or disclose such attestations or other documents in accordance with the Russian Oil Price Cap Measures.

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(viii)
The Charterers acknowledge and agrees that the Owners may request any attestations, other documents and information pursuant to this Clause 46.1(kk) and disclose the same to enable an Affiliate of the Owners to satisfy any requirement of the Russian Oil Price Measures.

CLAUSE 46A – INSPECTION OF VESSEL

46A.1
The Owners shall have the right to, at the costs and fees of the Charterers, request an inspection report in respect of the Vessel issued by a surveyor approved by the Owners annually or inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf:

(a)
to, up to once every calendar year (subject to provision of reasonable advance notices and without undue disruption or delay to the operation and safety of the Vessel) ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained; and

(b)	in dry-dock if the Charterers have not dry-docked the Vessel in accordance with Clause 10(g).

46A.2
The Owners shall have the right to, at the costs and fees of the Charterers, inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf at any time following the occurrence of a Potential Termination Event or Termination Event.

46A.3	All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the Charter Period.

46A.4
The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

CLAUSE 47     – PURCHASE OPTION

47.1
If the Charterers have not exercised their Purchase Option under Clause 36.14(ii)(ii), the Charterers shall have the option to purchase the Vessel on the applicable Purchase Option Date at the applicable Purchase Option Price, subject always to giving the Owners no less than three (3) months’ prior written notice and provided that at the date of such prior notice and such Purchase Option Date no Termination Event has occurred which is continuing.

47.2
A Purchase Option Notice shall be signed by a duly authorised officer or attorney of the Charterers and, once delivered to the Owners, is irrevocable and the Charterers shall be bound to pay to the Owners the applicable Purchase Option Price on the applicable Purchase Option Date.

47.3	Only one Purchase Option Notice may be served throughout the duration of the Charter Period.

47.4
Upon the Owners’ receipt in full of the applicable Purchase Option Price, the Owners shall transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis (and otherwise in accordance with the terms and conditions set out at Clause 49 (Sale of the Vessel)) to the Charterers or their nominee approved by the Owners and shall execute a bill of sale, duly notarised and legalised at the cost of the Charterers, and a protocol of delivery and acceptance, and, at the cost and upon request of the Charterers, provide a certificate of ownership and encumbrance showing the Vessel is free from registered encumbrance created by the Owners issued by the Flag State and any other document strictly necessary to transfer the title of the Vessel to the Charterers (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).

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CLAUSE 48      – PURCHASE OBLIGATION

48.1
Subject to the other provisions of this Charter, in consideration of the Owners entering into this Charter, provided all moneys owing and payable under this Charter have been fully and irrevocably paid to the Owners, the Charterers shall on the Maturity Date, be obliged to purchase from the Owners all of the Owners’ beneficial and legal right, title and interest in the Vessel and all belonging to her and the Owners and the Charterers shall perform their obligations referred to in Clause 49 (Sale of the Vessel) and the Charterers shall pay the Purchase Obligation Price on the Hire Payment Date of the final instalment of Charterhire payable under Clause 36.2 (together with the final instalment of Charterhire payable under Clause 36.2) (unless the Owners agree otherwise in writing and upon such terms and conditions as the Owners may deem fit in their absolute discretion).

CLAUSE 49      – SALE OF THE VESSEL

49.1
All legal and beneficial interest and title in the Vessel shall be transferred to the Charterers by the Owners upon receipt by the Owners of the applicable Purchase Option Price, Purchase Obligation Price or the Termination Purchase Price (as the case may be) or the completion of the Mandatory Sale under Clause 44A (Mandatory Sale) on an “as is where is” basis and on the following terms and conditions:

(a)
the Charterers expressly agree and acknowledge that no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners’ behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law, the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to under this Clause and irrevocably agree that (i) the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions; (ii) no third party making any representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby and (iii) notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee acceptable to the Owners) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;

(b)
the Vessel shall be free from any registered mortgages or any other liens, encumbrances or debts created or permitted to exist by the Owners (save for those mortgages, liens, encumbrances or debts created under the Leasing Documents whether by the Owners and/or the Charterers);

(c)
the applicable Purchase Option Price or the Purchase Obligation Price or the Termination Purchase Price or the Mandatory Sale Price (as the case may be) shall be paid by the Charterers to the Owners on respectively the applicable Purchase Option Date or the Maturity Date or the Termination Notice Date or the Mandatory Sale Date, together with unpaid amounts of Charterhire and other moneys owing by or accrued or due from the Charterers under this Charter on or prior to the applicable Purchase Option Date or the Maturity Date or the Termination Notice Date or the Mandatory Sale Date (as the case may be) which remain unpaid; and

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(d)
upon the applicable Purchase Option Price or the Purchase Obligation Price or the Termination Purchase Price or the Mandatory Sale Price (as the case may be) and all other moneys payable under this Charter being fully and irrevocably paid to the Owners on, and in accordance with, the terms set forth in this Charter (except in the case of Total Loss) the Owners agree (at the cost of the Charterers) to enter into (i) a bill of sale, (ii) a protocol of delivery and acceptance and (iii) any other document strictly necessary to transfer the title of the Vessel to the Charterers, and the Vessel shall accordingly be deemed delivered to the Charterers on the date and time set out in such protocol of delivery and acceptance (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners). For the avoidance of doubt, all the fees and expenses (including, without limitation, legal fees) incurred by the Owners in connection with the transfer pursuant to this Clause 49 shall be borne by the Charterers.

CLAUSE 50      – INDEMNITIES

50.1
The Charterers shall upon the Owners’ demand, fully indemnify, and keep indemnified and paid to the Owners any such amounts in respect of all claims, expenses, liabilities, losses, taxes, fees (including, but not limited to, any tax applied to any such amounts, any interest or penalties applied to such amounts and any vessel registration and tonnage fees) suffered or incurred by or imposed on the Owners arising from this Charter and any Leasing Document, whether prior to, during or after termination of this Charter and whether or not the Vessel is in the possession or the control of the Charterers, including, without limitation:

(a)	as a result of incorporating the Owners in the relevant jurisdiction selected by the Charterers or required for the purpose of flying the flag of the Vessel in a particular jurisdiction;

(b)
in connection with delivery, possession, performance, control, registration, repair, survey, insurance, maintenance, manufacture, purchase, financing, re-financing, ownership and operation of the Vessel by the Owners;

(c)	in connection with the prevention or release of liens or detention of or requisition, use, operation or redelivery, sale or disposal of the Vessel or any part of it;

(d)	in connection with putting the Vessel in a re-deliverable condition in accordance with this Charter;

(e)
as a consequence of any non-compliance or breach by any Obligor of any applicable tax laws or regulations or any losses caused to the Owners by any failure of the Charterers to comply with their obligations under Clause 51 (No Set-off or Tax Deduction) of this Charter (including where any such failure is occasioned by the applicable law preventing the Charterers from paying without deduction and/or from grossing up);

(f)
all premia and other expenses which are incurred by (i) the Owners in connection with or with a view to effecting, maintaining or renewing lessors’ or innocent owners’ interest insurance and lessors’ or innocent owners’ additional perils (pollution) insurance or any similar protective shipowner insurance that is taken out in respect of the Vessel on such terms and conditions as the Owners may from time to time impose, and/or (ii) the Owners or the Owners’ Financier (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee’s interest insurance and a mortgagee’s additional perils (pollution) insurance that is taken out in respect of the Vessel on such terms and conditions as the Owners or the Owners’ Financier (if any) may from time to time impose. In each case, the amount of the insurances referred to in this clause shall be equal to at least one hundred and twenty per cent (120%) of the Outstanding Principal at the relevant time;

(g)
all premia and expenses incurred by the Owners and/or the Owners’ Financier (if any) in respect of any other insurances which the Owners and/or the Owners’ Financier (if any) deem necessary and take out in respect of the Vessel, including, but without limitation to, any freight, demurrage and defence cover on such terms and conditions as the Owners may from time to time effect pursuant to Clause 38 (Insurance);

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(h)	all other premia and expenses incurred by the Owners and/or the Owners’ Financier (if any) in respect of the Insurances of the Vessel pursuant to Clause 38 (Insurance);

(i)
all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, reasonable wear and tear to the Vessel only excepted;

(j)	all losses, costs or charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel pursuant to Clause 37 (Possession of Vessel);

(k)
all losses, costs, charges and expenses incurred by the Owners in collecting any Charterhire or other payments not paid on the due date under this Charter and in remedying any other failure of the Charterers to observe the terms and conditions of this Charter;

(l)	all losses, reasonable costs and expenses incurred by the Owners as a result of steps taken by the Owners under Clause 44A (Inspection of Vessel);

(m)
all losses, costs and expenses incurred by the Owners in connection with any proposed modifications, repairs, replacement, installation or alteration of the Vessel pursuant to the terms of this Charter;

(n)
any such losses, liabilities, costs or expenses the Owners determine will be or has been (directly or indirectly) suffered for or on account of any tax by them in respect of any Leasing Document, together with any interest, penalties, costs and expenses payable or incurred;

(o)	in connection with or following the occurrence of a Termination Event or a Potential Termination Event or any breach of any terms of any Leasing Document; and

(p)
all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Leasing Document or any Security Interest created thereunder and with any proceedings instituted by or against the Owners as a consequence of entering into any Leasing Document, taking or holding any Security Interests created thereunder or enforcing those rights, including, without limitation, any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable by reason of the Owners being the registered owner of the Vessel and/or being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

Without prejudice to its generality, this Clause covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law or any Sanctions or in connection with any Environmental Claim.

50.2
Without prejudice to the above Clause 50.1, if any sum (a “Sum”) due from an Obligor under the Leasing Documents, or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

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the Charterers shall, as an independent obligation, on demand, indemnify the Owners against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

50.3
The obligations of the Charterers under Clause 50 and in respect of any Security Interest created pursuant to the Security Documents will not be affected or discharged by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations under Clause 50 or in respect of any Security Interest created pursuant to the Security Documents (without limitation and whether or not known to it or any Obligor) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of the Obligor or any of its affiliates;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Leasing Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Security Document or any other document or security; or

(g)	any insolvency or similar proceedings.

50.4
Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

50.5
All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against the other Obligor or any of them shall be fully subordinated to the rights of the Owners under the Leasing Documents and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under the Leasing Documents or by reason of any amount becoming payable, or liability arising, under this Clause:

(a)	to be indemnified by the Guarantor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, or the Guarantor’s obligations under the Leasing Documents;

(c)
to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Guarantor under the Leasing Documents or of any other guarantee or security taken pursuant to, or in connection with, the Leasing Documents by any of the aforesaid parties;

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(d)	to bring legal or other proceedings for an order requiring the Guarantor to make any payment, or perform any obligation, in respect of any Leasing Document;

(e)	to exercise any right of set-off against the Guarantor; and/or

(f)	to claim or prove as a creditor of the Guarantor,

and if the Charterers receive any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners by the Guarantor under or in connection with the Leasing Documents to be repaid in full on trust for the Owners and shall promptly pay or transfer the same to the Owners as may be directed by the Owners.

50.6
The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against any claim, expense, liability or loss incurred by the Owners (and which is notified to the Charterers) in liquidating or employing deposits from the Owners’ Financier or third parties to fund the acquisition of the Vessel pursuant to the MOA, on or prior to the Delivery Date.

50.7
Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

CLAUSE 51      – NO SET-OFF OR TAX DEDUCTION

51.1
All payments of the Charterhire, the Purchase Obligation Price, the applicable Purchase Option Price, the Termination Purchase Price or and any other payment made from the Charterers to enable the Owners to pay all amounts under a Leasing Document shall be paid punctually:

(a)	without any form of set-off, cross-claim, condition or counterclaim; and

(b)	free and clear of any tax deduction or withholding unless required by law.

51.2	Without prejudice to Clause 51.1, if the Charterers are required by law to make a tax deduction from any payment:

(a)	the Charterers shall notify the Owners as soon as they become aware of the requirement; and

(b)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

51.3	In this Clause “tax deduction” means any deduction or withholding for or on account of any present or future tax, other than a FATCA Deduction.

CLAUSE 52      – INCREASED COSTS

52.1	This Clause 52 applies if the Owners notify the Charterers that they consider (acting in good faith) that as a result of:

(a)
the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners’ overall net income); or

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(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners (or a parent company of them) or the Owners’ Financier has incurred or will incur an “increased cost”.

52.2	In this Clause 52, “increased cost” means, in relation to the Owners or the Owners’ Financier:

(a)
an additional or increased cost incurred as a result of, or in connection with, as the case may be, (i) the Owners having entered into, or being a party to, this Charter, of funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter or (ii) the Owner’s Financier entering into the funding arrangements described under Clause 57.2(a);

(b)	a reduction in the amount of any payment to the Owners under this Charter or in the effective return which such a payment represents to the Owners on their capital;

(c)	an additional or increased cost of funding the acquisition of the Vessel pursuant to the MOA; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter,

and for the purposes of this Clause 52.2 the Owners may in good faith allocate or spread costs and/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.

52.3
Subject to the terms of Clause 52.1, the Charterers shall pay to the Owners, on the Owners’ demand, the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

CLAUSE 53      – FATCA

53.1	Defined terms. For the purposes of this Clause 53, the following terms shall have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

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“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the Leasing Documents required by or under FATCA.

“FATCA Exempt Party” means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.

“Relevant Party” means any of the parties to this Charter and the Leasing Documents.

“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

53.2	FATCA Information.

(a)	Subject to paragraph (c) below, each Relevant Party shall within ten (10) Business Days of a reasonable request by another Relevant Party:

(i)	confirm to the other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to the other Relevant Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as the other Relevant Party reasonably requests for the purposes of the other Relevant Party’s compliance with FATCA.

(b)
If a Relevant Party confirms to any other Relevant Party pursuant to paragraph 53.2(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Relevant Party shall notify all other Relevant Parties reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Relevant Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Relevant Party shall be treated for the purposes of the Leasing Documents (and payments under it) as if it is not a FATCA Exempt Party until such time as the Relevant Party in question provides the requested confirmation, forms, documentation or other information.

53.3	FATCA Deduction and gross-up by Relevant Party

(a)
If the representation made by the Charterers under Clause 45.1(p) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

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(b)
If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)
The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

53.4	FATCA Deduction by Owners

The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

53.5	FATCA Mitigation.

Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 53.3 in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

CLAUSE 54      – CONFIDENTIALITY

54.1
The Parties agree to keep the terms and conditions of this Charter and any other Leasing Documents (the “Confidential Information”) strictly confidential, provided that a Party may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;

(b)
it is required to be disclosed under the applicable laws of any Relevant Jurisdiction, by a governmental order, decree, regulation or rule, by an order of a court, tribunal or listing exchange of the Relevant Jurisdiction, provided that the disclosing Party shall give written notice of such required disclosure to the other Party prior to the disclosure;

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;

(d)	to any other party to a Leasing Document;

(e)
to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Leasing Document (as permitted by the terms thereof), provided that such person receiving Confidential Information shall undertake that it would not disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties;

(f)	to any of the following persons on a need to know basis:

(i)	a shareholder or an Affiliate of either Party or a party referred to in paragraph (d) (including the employees, officers and directors thereof);

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(ii)	professional advisers retained by a disclosing party; or

(iii)	persons advising on, providing or considering the provision of financing to the disclosing party or an Affiliate,

provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties; or

(g)	with the prior written consent of all Parties.

CLAUSE 54A  – GENERAL APPLICATION OF PROCEEDS

Any Net Trading Proceeds, Net Sales Proceeds, Total Loss Proceeds, Sale Deposit, any proceeds realised by the Owners in connection with the enforcement of the Security Documents (unless otherwise specified in the Security Documents) shall be applied in the following order of application against amounts payable under the Leasing Documents:

(a)
firstly, in or towards any amounts outstanding under the Leasing Documents other than the Termination Purchase Price (including but not limited to any costs and expenses incurred in the enforcement of the Security Documents, to the extent these are not covered under the Termination Purchase Price);

(b)
secondly, in or towards satisfaction of the Charterers’ obligation to pay the Termination Purchase Price (or such portion of it that then remains unpaid) in any order of application in the amounts comprising the Termination Purchase Price as the Owners may determine; and

(c)
thirdly, upon satisfaction in full of all amounts payable to the Owners under the Leasing Documents, in payment of any surplus to the Charterers, but subject always to no actual or contingent liabilities existing at the relevant time.

CLAUSE 55      – PARTIAL INVALIDITY

If, at any time, any provision of a Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

CLAUSE 56      – SETTLEMENT OR DISCHARGE CONDITIONAL

56.1
Any settlement or discharge under any Leasing Document between the Owners and any Obligor or any other person shall be conditional upon no security or payment to the Owners by any Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

56.2
If the Owners consider that an amount paid or discharged by, or on behalf of, an Obligor in purported payment or discharge of an obligation of that Obligor to the Owners under the Leasing Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Leasing Documents.

CLAUSE 57      – CHANGES TO THE PARTIES

57.1	Assignment or transfer by the Charterers

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The Charterers shall not assign their rights or transfer by novation any of their rights and obligations under the Leasing Documents except with the prior consent in writing of the Owners.

57.2	Assignment or transfer by the Owners

Subject to Clause 35 above, the Charterers acknowledge that, at any time during the Charter Period:

(a)
the Owners are entitled, without the prior consent of the Charterers, to enter into certain funding arrangements with their financier(s), (the “Owners’ Financier”) in relation to the acquisition of the Vessel pursuant to the MOA and the chartering of the Vessel to the charterers under this Charter, which funding arrangements may be secured, inter alia, by the relevant Financial Instruments;

(b)	the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above, in each case, without the prior consent of the Charterers:

(i)	execute a ship mortgage over the Vessel or any other Financial Instrument in favour of an Owners’ Financier;

(ii)	assign their rights and interests to, in or in connection with this Charter and any other Leasing Document in favour of that Owners’ Financier;

(iii)	assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of that Owners’ Financier; and

(iv)	enter into any other document or arrangement which is necessary to give effect to such financing arrangements.

57.3
The Charterers undertake to comply, and provide such information and documents reasonably required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be directed from to time during the currency of this Charter by the Owners’ Financier in conformity with any Financial Instrument. The Charterers further agree and acknowledge all relevant terms, conditions and provisions of each Financial Instrument (if any) and agree to acknowledge this in writing in any form that may be reasonably required by the Owners’ Financier.

57.4
The Owners may transfer by novation (or otherwise) any of its rights and obligations under the Leasing Documents and/or sell the Vessel at any time with the consent of the Charterers (such consent not to be unreasonably withheld or delayed), provided that such consent would not be required if such transfer is made:

(i)
to another lessor or financial institution or trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and provided that they are not a Restricted Person or has not engaged in any activity that is in breach of Sanctions;

(ii)	to an affiliate of the Owners;

(iii)	at such time following the occurrence of a Termination Event which is continuing; or

(iv)	in accordance with the Charterers’ exercise of the applicable Purchase Option under Clause 36.14(ii)(ii) or Clause 47 or of the Purchase Obligation under Clause 48.

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57.5
Following any change in the registered ownership of the Vessel permitted pursuant to Clause 57.4, this Charter would continue on identical terms (save for logical, consequential or mutually agreed amendments), and the Charterers hereby agree that they shall be liable to the aforesaid new owner of the Vessel for its performance of all obligations pursuant to this Charter after change of the registered ownership of the Vessel from the Owners to such new owner and shall procure that the Guarantor shall each execute a guarantee in favour of the new owners for the inter alia, obligations of the Charterers under this Charter, in substantially in the same form as the Guarantee (or such other form as the Guarantor and the new owners may agree).

57.6
The Charterers agree and undertake to enter into any such usual documents as the Owners shall require to complete or perfect the transfer of the Vessel (with the benefit and burden of this Charter) pursuant to this Clause 57, at no cost to the Charterers.

CLAUSE 58       – MISCELLANEOUS

58.1
The Charterers waive any rights of sovereign immunity which they or any of their assets may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.

58.2	No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Charter.

58.3
This Charter and each Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.

58.4
These additional clauses shall be read together with the BARECON 2001, and shall constitute a single instrument. In the case of any conflict between the provisions of these additional terms and the BARECON 2001, these additional terms shall prevail.

58.5
This Charter contains all the understandings and agreements of whatsoever kind and nature existing between the parties in respect of this Charter, the rights, interests, undertakings agreements and obligations of the parties to this Charter and shall supersede all previous and contemporaneous negotiations and agreements.

58.6
The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners on or before the termination in consequence thereof and all other rights of the Owners (including, but not limited to, any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder.

58.7
Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the parties, and neither Party may make, or allow to be made any representation that any such relationship exists between the parties. Neither Party shall have the authority to act for, or incur any obligation on behalf of, the other party, except as expressly provided in this Charter.

58.8	The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated.

58.9
The Owners may set off any matured and/or contingent obligation due from any Obligor under the Leasing Documents (to the extent beneficially owned by the Owners) against any obligation (whether matured or not) owed by the Owners to that or any other Obligor, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. Other than as explicitly set out in the Leasing Documents, no member of the Group may set off any matured and/or contingent obligation due from the Owners under the Leasing Documents (to the extent beneficially owned by any Obligor) against any obligation (whether matured or not) owed by any member of the Group to the Owners, regardless of the place of payment or currency of either obligation.

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CLAUSE 59          – DEFINITIONS

59.1	In this Charter the following terms shall have the meanings ascribed to them below:

“Acceptance Certificate” means a certificate substantially in the form set out in Schedule 1 to be signed by the Charterers at Delivery.

“Account Bank” means DNB Bank ASA - London Branch or such bank as may be notified to the Owners and as may be approved in writing by the Owners.

“Account Security” means the document creating security over the Operating Account executed or to be executed by the Charterers in favour of the Owners, in the agreed form.

“Affiliate” means in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company.

“Anti-Money Laundering Laws” means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the United Kingdom, the European Union and the People’s Republic of China (including, without limitation, Anti- Money Laundering Law of the People’s Republic of China (中华人民共和国反洗钱法) and Notice of the People’s Bank of China on Issues Concerning Enhancing Anti-Money Laundering Customer Identification Work (中国人民银行关于加强反洗钱客户身份识别有关工作的通知)) and which in each case are (a) issued, administered or enforced by any governmental agency having jurisdiction over any Obligor or the Owners; (b) of any jurisdiction in which any Obligor or the Owners conduct business; or (c) to which any Obligor or the Owners is subjected or subject to.

“Anti-Terrorism Financing Laws” means all applicable anti-terrorism laws, rules, regulations or guidelines of any jurisdiction, including and not limited to the United States of America or the People’s Republic of China which are: (a) issued, administered or enforced by any governmental agency, having jurisdiction over any Obligor or the Owners; (b) of any jurisdiction in which any Obligor or the Owners conduct business; or (c) to which any Obligor or the Owners are subjected or subject to.

“Approved Management Agreement” means the management agreement in respect of the Vessel dated 18 December 2023 executed by the Charterers as owners and the Approved Manager as commercial manager and technical manager, or such other commercial and/or technical management agreement in respect of the Vessel as may be approved by the Owners in writing.

“Approved Manager” means Performance Shipping Management Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, or any other international and reputable manager which may, with the prior written approval of the Owners, be appointed as a commercial and/or technical manager of the Vessel.

“Approved Sub-charter” means:

(a)	the Initial Sub-Charter; and

(b)	any other charter or employment of the Vessel which have been approved in writing by the Owners pursuant to Clause 46(o).

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“Approved Sub-charterer” means:

(a)	the Initial Sub-Charterer; or

(b)	any other sub-charterer of the Vessel which is a party to an Approved Sub-charter which shall be approved by the Owners in writing.

“Approved Valuer” means Clarksons & Platou, Howe Robinson, Barry Rogliano Salles, Graig, MB Shipbroker, VesselsValue, Arrow Shipbroking Group, Braemar ACM Shipbroking, Fearnleys AS and Simpson Spence & Young or such other independent and reputable shipbroker nominated by the Charterers and approved by the Owners.

“Breakfunding Costs” means all breakfunding costs and expenses incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing Purchase Price (or any part thereof) do not fall on a Hire Payment Date, a Purchase Option Date or a Termination Notice Date, as the case may be.

“Builder” has the meaning given to such term under the MOA.

“Business Day” means a day on which banks are open for business in the principal business centres of People’s Republic of China, Greece and the Flag State and

(a)	in respect of a day on which a payment is required to be made or other dealing is due to take place under this Charter in Dollars, also a day on which commercial banks are open in New York City; and

(b)	in respect of any Quotation Day or any date on which Reference Rate is to be determined, also a day which is a US Government Securities Business Day.

“Business Ethics Law” means any laws, regulations and/or other legally binding requirements or determinations in relation to corruption, fraud, collusion, bid-rigging or anti-trust, human rights violations (including forced labour and human trafficking) which are applicable to any Obligor or the Owners or to any jurisdiction where activities are performed and which shall include but not be limited to (i) the United Kingdom Bribery Act 2010 and (ii) the United States Foreign Corrupt Practices Act 1977 and all rules and regulations under each of (i) and (ii).

“Buyers” means the Owners acting in their capacity as buyer of the Vessel under the MOA.

“Cancelling Date” means 30 September 2026 or such later date as may be specified by the Owners and agreed by the Charterers.

“Charterhire” means each of, or as the context may require, all of the monthly instalments of hire payable under this Charter comprising of a Fixed Charterhire element and a Variable Charterhire element.

“Charter Period” means the period commencing on the Delivery Date and described in Clause
32.2 unless it is either terminated earlier or extended in accordance with the provisions of this Charter.

“CISADA” means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons.

“Classification Society” means the vessel classification society referred to in Box 10 (Classification Society) of this Charter or any other generally recognised first class classification society that is a member of IACS and approved by the Owners.

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“Counterparty” has the meaning given to it in Clause 46(kk)(i)(B).

“Delivery” means the time when:

(a)	the Owners obtain title to the Vessel from the Sellers in accordance with the terms of the MOA; and

(b)	the Charterers accept delivery of the Vessel from the Owners in accordance with the terms of this Charter.

“Delivery Date” means the date on which Delivery takes place.

“Dollars”, “$” and “US$” mean the lawful currency for the time being of the United States of America.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable in the event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel; and

(b)
if and whenever the Vessel is employed on terms whereby any moneys falling within paragraph (a) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel;

“Emission Allowances” means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognised by the Emission Scheme.

“Emissions Data” means the Vessel’s compliance with Emission Scheme, EU MRV and FEMREG.

“Emission Scheme” means a greenhouse gas emissions trading scheme which for the purposes of this Charter shall include the EU ETS and any other similar systems imposed by applicable lawful authorities that regulate the issuance, allocation, trading or surrendering of Emission Allowances.

“Emission Scheme Authority” means in relation to an Emission Scheme, the relevant authority administering or otherwise implementing such Emissions Scheme.

“Emission Scheme Participant” means in relation to an Emission Scheme, any person which is responsible for complying with the requirements of such Emissions Scheme.

“Environmental Approval“ means any present or future permit, ruling, variance or other authorisation, consent, approval, resolution, licence, exemption or registration required under any Environmental Law.

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident,

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and “claim” means a claim for damages, compensation, fines, penalties or any other payment; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from the Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Owners and/or the Charterers and/or the Approved Sub-charterer and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident involving the Vessel in which Environmentally Sensitive Material is released otherwise than from the Vessel and in connection with which the Vessel is actually arrested and/or where the Owners and/or the Charterers and/or the Approved Sub-charterer and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material including any law pertaining to any Emission Scheme.

“Environmentally Sensitive Material” means oil, oil products and any other substances (including any chemical, gas or other hazardous or noxious substance) which are (or are capable of being or becoming) polluting, toxic or hazardous.

“Escrow Agreement” has the meaning given to such term in the MOA.

“ETS and Fuel EU Maritime Agreement” shall have the meaning as defined under Clause 39.5(e).

“ETS and Fuel EU Maritime Letter” shall have the meaning as defined under Clause 39.5(c).

“EU ETS” means the European Union Emissions Trading System specifically applicable to shipping pursuant to the European Directive 2023/959 amending European Directive 2003/87/EC and Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down rules for the application of Directive 2003/87/EC of the European Parliament and of the Council as regards the administration of shipping companies by administering authorities in respect of a shipping company.

“EU MRV” means the European Regulation 2023/957 of the European Parliament and of the Council of 10 May 2023 amending Regulation (EU) 2015/757 in order to provide for the inclusion of maritime transport activities in the EU ETS and for the monitoring, reporting and verification of emissions of additional greenhouse gases and emissions from additional ship types.

“Extended Exclusivity Period” has the meaning given to it under Clause 40.4(b)(ii).

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“Flag State” means the flag state as stated in Box 5 of this Charter or such other reputable flag state as may be approved in writing by the Owners.

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)
under a financial lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

“Financial Instruments” means any mortgage, deed of covenant, the general assignment or such other financial security instruments as may be granted to the Owners’ Financier as security for the obligations of the Owners in relation to the financing of the acquisition of the Vessel.

“Fixed Charterhire” means the portion of Charterhire payable on each Hire Payment Date in an amount set out in Schedule 3.

“Fuel EU Maritime” or “FEMREG” means Fuel EU Maritime Regulation 2023/1805 dated 13 September 2023 on the use of renewable and low-carbon fuels in maritime transport, and amending Directive 2009/16/EC.

“General Assignment” means the general assignment in agreed form which is executed or to be executed by the Charterers in favour of the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign its rights in relation to (i) Insurances, Earnings and Requisition Compensation; (ii) any Approved Sub-charter and any guarantee of such Approved Sub-charter (if any) and (iii) the SBC Sellers’ warranties under the Shipbuilding Contract, in favour of the Owners.

“Group” means the Guarantor and its subsidiaries (whether directly or indirectly owned) from time to time.

“Guarantee” means a guarantee executed or to be executed by the Guarantor in favour of the Owners on or about the date hereof.

“Guarantor” means Performance Shipping Inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Hire Payment Date” means each of, or as the context may require, any of:

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(a)
in respect of the first Charterhire instalment, the date falling one (1) month after the Prepositioning Date provided that if such date falls after the 20th day in the relevant calendar month, the first Charterhire instalment shall be payable on the 20th day in the relevant calendar month;

(b)	in respect of each subsequent instalment of Charterhire (other than the final Charterhire instalment), the date falling one (1) month after the preceding Hire Payment Date; and

(c)	in respect of the final Charterhire instalment, the Maturity Date,

such that there is a total of one hundred and twenty (120) Hire Payment Dates during the Charter Period.

“Hire Period” means each consecutive period commencing from the Prepositioning Date, provided that:

(a)	the first Hire Period shall commence on the Prepositioning Date and end on the first Hire Payment Date;

(b)
each subsequent Hire Period (apart from the final Hire Period) shall be any one (1) month’s duration and shall commence on the last day of the previous Hire Period and end on the next occurring Hire Payment Date;

(c)	any Hire Period which would otherwise overrun a Hire Payment Date shall instead end on that Hire Payment Date; and

(d)	the final Hire Period shall end on the Maturity Date.

“Holding Company” means, in relation to a person, any other person in relation to which it is a subsidiary.

“IAPPC” means a valid international air pollution prevention certificate for the Vessel issued pursuant to the MARPOL Protocol.

“Initial Exclusivity Period” has the meaning given to it under Clause 40.4(b)(ii).

“Initial MOA” means the memorandum of agreement entered or to be entered into between the Charterers as seller and the Sellers as buyer executed or to be executed in respect of the sale and purchase of the Vessel.

“Initial Sub-Charter” means the time charter party of the Vessel entered into by the Charterers as disponent owner and the Initial Sub-Charterer as sub-charterer dated 8 March 2024.

“Initial Sub-Charterer” means Clearlake Shipping Pte Ltd. of Singapore.

“Insurances” means:

(a)
all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter;

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“Interest Rate” means, in relation to each Hire Period and subject to Clause 36.14, the percentage rate of interest per annum which is the aggregate of (a) Margin and (b) the applicable Reference Rate for such Hire Period.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Leasing Documents” means this Charter, the Side Letter, the Initial MOA, the MOA, the Guarantee, the Security Documents, any ETS and Fuel EU Maritime Agreement and such document as may be designated as a Leasing Document by the Owners and the Charterers from time to time.

“Major Casualty” means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$500,000, or the equivalent in any other currency.

“Manager’s Undertakings” means the letter of undertaking, in agreed form, to be executed by the Approved Manager under which, amongst others, the Approved Manager agrees to assign their rights (if any) in Insurances in favour of the Owners as well as subordinate their rights against the Charterers to the rights of the Owners.

“Mandatory Sale” has the meaning given to that term in Clause 44A.2.

“Mandatory Sale Date” has the meaning given to that term in Clause 44A.2.

“Mandatory Sale Price” means, in respect of the Mandatory Sale Date, the aggregate of the aggregate of:

(a)	the Outstanding Principal as at the Mandatory Sale Date;

(b)	any accrued but unpaid Variable Charterhire, as at the Mandatory Sale Date;

(c)	any Breakfunding Costs;

(d)
any documented costs incurred and documented expenses incurred by the Owners in locating, repossessing or recovering the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto;

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(e)
any losses, liabilities, documented costs and documented expenses (including, without limitation, legal fees) reasonably incurred by the Owners in connection with the exercise of the Mandatory Sale under Clause 44A; and

(f)	all other amounts due and outstanding under this Charter and the other Leasing Documents together with any applicable interest thereon.

“Margin” means 2.10% per annum.

“Market Value” means, in relation to the Vessel , the valuation of the Vessel shown by one
(1) valuation report and prepared:

(a)	at the cost of the Charterers and addressed to the Owners:

(b)	on a date no earlier than thirty (30) days prior to the relevant date of determination;

(c)	by an Approved Valuer nominated by the Owners;

(d)	without physical inspection of the Vessel;

(e)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment or such other basis as may be agreed by the Owners; and

(f)
less an amount determined by the Owners as being an amount equal to the amount of the usual and reasonable expenses which would be reasonably likely to be incurred in connection with a sale described in paragraph (e) above after deducting expenses which would be incurred in connection with the sale of the Vessel.

“MARPOL Carbon Intensity Regulations” means the regulations contained in Chapters 1, 2 and 4 of Revised MARPOL Annex VI which relate to “Regulations on the Carbon Intensity of International Shipping” and Resolution MEPC.328(76) implementing the CII and any associated guidelines and/or subsequent amendments, including the Ship Energy Efficiency Management Plan (SEEMP).

“MARPOL Protocol” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).

“Material Adverse Effect” means, in the reasonable opinion of the Owners, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor and their respective subsidiaries taken as a whole;

(b)	the ability of any Obligor to perform its obligations under any Leasing Document and/or any Transaction Document to which it is a party; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to any of the Leasing Documents or the rights or remedies of the Owners under any of the Leasing Documents.

“Maturity Date” means the earlier of (a) the date falling 120 months after the Prepositioning Date and (b) the last day of the Charter Period.

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“MOA” means the memorandum of agreement dated on or about the date of this Charter and entered into by the Sellers and the Buyers in relation to the sale and purchase of the Vessel.

“Net Sales Proceeds” has the meaning given to it under Clause 40.4(b)(iii).

“Net Trading Proceeds” has the meaning given to it under Clause 40.4(b)(i).

“Obligor” means any of the Charterers, the Sellers, the Guarantor, any Approved Manager and any other party providing security for the Charterers’ obligations under this Charter pursuant to a Security Document or otherwise.

“Operating Account” means, an account designated as an “Operating Account” in the name of the Charterers with the Account Bank or any other replacement earnings account in the name of the Charterers with any other bank which may, with the prior written consent of the Owners, be opened.

“Original Financial Statements” means the audited financial statements of the Guarantor for the financial year ended 31 December 2023.

“Original Jurisdiction” means, in relation to each Obligor or any Approved Sub-charterer, the jurisdiction under whose laws they are incorporated as at the date of this Charter.

“Outstanding Principal” means, as at any date (for the purposes of this definition only, the “Relevant Date”) the relevant amount in Schedule 3 which is stated as such under the column headed “Outstanding Principal” and corresponding to the Hire Payment Date falling immediately prior to the Relevant Date, provided that (i) if the Outstanding Principal is reduced in accordance with this Charter (for any reason other than payment of Charterhire), the Owners shall provide an updated Schedule 3 to the Charterers to reflect such reduction of the Outstanding Principal which new Schedule 3 shall be binding on the Parties and shall be deemed to replace the then existing Schedule 3 of this Charter and be incorporated into the Charter, and (ii) the Owners may amend and replace Schedule 3 in writing and notify the same to the Charterers (whereupon such amended Schedule 3 shall replace the original Schedule 3 and is deemed a part of this Charter ab initio) from time to time to reflect the Outstanding Principal calculated based on the Purchase Price.

“Owners’ Financier” shall have the meaning as defined under 57.2(a).

“Party” means any party to this Charter.

“Payment Notice” shall have the meaning given to such term in the MOA.

“Permitted Security Interests” means:

(a)	Security Interests created by a Leasing Document or a Financial Instrument;

(b)
liens for unpaid master’s and crew’s wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice and not more than thirty (30) days overdue;

(c)	liens for salvage;

(d)
any other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the Vessel or any interest in it being seized, sold, forfeited or lost);

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(e)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Charterers are prosecuting or defending such action in good faith by appropriate steps; and

(f)
Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Owners or the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made.

“Potential Termination Event” means, an event or circumstance which, with the giving of any notice, the lapse of time and/or the satisfaction of any other condition, would constitute a Termination Event.

“Prepositioning Date” has the meaning ascribed to such term in the MOA.

“Published Rate” means Term SOFR for a tenor of one (1) month.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Owners and the Charterers, materially changed;

(b)

(i)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent;

(ii)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)
the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iv)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(v)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(c)
the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Owners) temporary;

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(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than a reasonable time period as determined by the Owners; or

in the opinion of the Charterers and the Owners, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Charter.

“Purchase Obligation” means the purchase obligation referred to in Clause 48.

“Purchase Obligation Price” means the relevant amount in Schedule 3 which is stated as such under the column headed “Purchase Obligation Price”.

“Purchase Option” means the early purchase option which the Charterers are entitled to exercise pursuant to Clause 36.14(ii)(ii) or Clause 47.

“Purchase Option Date” means:

(a)	in the event that the Purchase Option is exercised pursuant to Clause 36.14(ii)(ii), any date specified by the Charterers in relevant Purchase Option Notice; and

(b)	in the event that the Purchase Option is exercised pursuant to Clause 47, any date after the second anniversary of the Delivery Date specified by the Charterers in the relevant Purchase Option Notice.

“Purchase Option Fee” means:

(a)
if the Purchase Option is exercised pursuant to Clause 36.14(ii)(ii) and on or before the second (2nd) anniversary of the Delivery Date, two per cent. (2%) of such Outstanding Principal as at the applicable Purchase Option Date;

(b)
if the Purchase Option is exercised after the second (2nd) anniversary of the Delivery Date and on or before the third (3rd) anniversary of the Delivery Date, one point five per cent. (1.5%) of such Outstanding Principal as at the applicable Purchase Option Date;

(c)
if the Purchase Option is exercised after the third (3rd) anniversary of the Delivery Date and on or before the fourth (4th) anniversary of the Delivery Date, one per cent. (1%) of such Outstanding Principal as at the applicable Purchase Option Date;

(d)
if the Purchase Option is exercised after the fourth (4th) anniversary of the Delivery Date and on or before the fifth (5th) anniversary of the Delivery Date, zero point five per cent. (0.5%) of such Outstanding Principal as at the applicable Purchase Option Date; and

(e)	if the Purchase Option is exercised after the fifth (5th) anniversary of the Delivery Date, zero per cent (0%) of such Outstanding Principal as at the applicable Purchase Option Date.

“Purchase Option Notice” means the prior written notice served by the Charterers to the Owners pursuant to Clause 36.14(ii)(ii) or Clause 47.1 in relation to the applicable Purchase Option.

“Purchase Option Price” means the aggregate of:

(a)	the Outstanding Principal as at the applicable Purchase Option Date;

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(b)	the applicable Purchase Option Fee;

(c)	any accrued but unpaid Variable Charterhire as at the applicable Purchase Option Date;

(d)	any Breakfunding Costs;

(e)
any costs and expenses incurred by the Owners (and the Owners’ Financier (if any)) in locating, repossessing or recovering the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto;

(f)	any losses, liabilities, costs and expenses (including, without limitation, legal fees) incurred by the Owners in connection with the exercise of the applicable Purchase Option; and

(g)	all other amounts due and outstanding under this Charter and the other Leasing Documents together with any applicable interest thereon.

“Purchase Price” has the meaning ascribed to such term in the MOA.

“Qualifying Voyage” means the period between the Russian Oil Product being lifted or loaded onto the Vessel whether at the loading port or from another vessel, or otherwise, and its discharge, whether at a discharge port or onto another vessel, or otherwise.

“Quotation Day” means in relation to a Hire Period for which an Interest Rate is to be determined, two (2) US Government Securities Business Days before the first day of that Hire Period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Owners in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Reference Rate” means, in respect of a Hire Period, subject to Clauses 36.13 and 36.14:

(a)	the applicable Term SOFR for a period of one (1) month as of the relevant Quotation Day; or

(b)	as otherwise determined pursuant to Clause 36.12,

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by;

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

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(ii)	any Relevant Nominating Body;

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)
in the opinion of the Owners and the Charterers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)	in the opinion of the Owners and the Charterers, an appropriate successor or alternative to a Published Rate.

“Relevant Jurisdiction” means, in relation to each Obligor or any Approved Sub-charterer:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any property owned by it and charged under a Leasing Document is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Leasing Documents entered into by it creating a Security Interest;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (c) of the definition of “Total Loss”.

“Restricted Countries” means those countries or territories subject to country-wide or territory-wide Sanctions and/or trade embargoes or whose government is the target of Sanctions, in particular but not limited to pursuant to the U.S.’s Office of Foreign Asset Control of the U.S. Department of Treasury (“OFAC”) including at the date of this Charter, but without limitation, Iran, Cuba, Iran, North Korea, Syria and Crimea and Venezuela and any additional countries or territories based on respective country-wide or territory-wide Sanctions being imposed by OFAC or any of the regulative bodies referred to in the definition of Restricted Persons.

“Restricted Person” means any person who is the subject of Sanctions (whether designated by name or by reason of being included in a class of persons to whom the applicable Sanctions apply in accordance with their terms) or against whom Sanctions are directed, including, without limitation, as a result of being (a) owned or controlled directly or indirectly by any person which is a designated target of Sanctions, or (b) organized under the laws of, or a citizen or resident of, any Restricted Country, or otherwise a target of Sanctions.

“Russian Oil Price Cap Measures” means the Russian oil price cap restrictions and requirements imposed by law or regulation of the United Kingdom, the Council of the European Union and the United States of America and any other similar restrictions on the supply or delivery or maritime transportation of Russian Oil Products applicable to any person as amended from time to time.

“Russian Oil Products” means oil and oil products falling within commodity codes 2709 or 2710 which originate in or are consigned from Russia.

“Sale Deposit” has the meaning given to it under Clause 40.4(b)(ii).

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“Sale Notice” has the meaning given to it under Clause 40.4(b)(ii).

“Sanctions” means any sanctions (including US “secondary sanctions”), embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)
imposed, administered, enacted or enforced by law or regulation of the United Kingdom, the Council of the European Union, the People’s Republic of China, the United Nations or its Security Council or the US (including, but not limited to, “secondary sanctions” imposed by the US), the Hong Kong SAR, the Flag State or any government, official institution or agency of any of the foregoing, whether or not any Obligor is legally bound to comply with the foregoing; or

(b)	otherwise imposed by any law or regulation binding on any Obligor or to which an Obligor is subject.

“Sanctions Advisory” means the Sanctions Advisory for the Maritime Industry, Energy and Metals Sectors, and Related Communities issued May 14, 2020 by the US Department of the Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.

“SBC Sellers” has the meaning given to such term in the MOA.

“Security Documents” means each of the Account Security, the General Assignment, the Shares Security Deed, the Manager’s Undertaking, and any other security documents granting a Security Interest in respect of the obligations of the Charterers under or in connection with this Charter.

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; or

(c)
any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Sellers” means Mustique Shipping Company Inc. of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 acting in their capacity as seller of the Vessel under the MOA.

“Shares Security Deed” means the shares security deed and ancillaries thereto in the agreed form executed or to be executed, inter alia, by the Guarantor in favour of the Owners over all the shares held by the Guarantor in the Charterers.

“Shipbuilding Contract” has the meaning given to such term under the MOA.

“Shipbuilding Contract Delivery Instalment” has the meaning given to such term under the MOA.

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“Side Letter” means the side letter to be dated on or about the date of this Charter and entered into by the Owners and the Charterers in respect of this Charter.

“Sub-charter” means, as the context requires, any Approved Sub-charter, any other sub- charter or other form of contract for employment in respect of the Vessel to be entered into by the Charterers (as disponent owners) and any other Sub-charterer, whether or not already in existence.

“Sub-charterer” means any charterer under a Sub-charter.

“Swap Losses” means the amount (if any) payable by the Owners to their counterparty under any interest rate swap arrangement entered into by the Owners in connection with the hedging of their interest rate swap exposure in respect of the Leasing Documents, in relation to an unwinding of the whole or part of any interest rate swap transaction entered between the Owners and such counterparty under such interest rate swap arrangement(s).

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Termination Bunker Value” has the meaning given to such term in Clause 40.8.

“Termination Notice Date” shall have the meaning as defined under Clause 44.2.

“Termination Event” means any event described in Clause 44.

“Termination Fee” means two per cent. (2%) of the Outstanding Principal provided that the Termination Purchase Price becomes payable in accordance with Clause 40.9 or Clause 44.2 (Termination Events).

“Termination Purchase Price” means, in respect of any date (for the purposes of this definition only, the “Relevant Date”), the aggregate of:

(a)	the Outstanding Principal as at the Relevant Date;

(b)	any accrued but unpaid Variable Charterhire, as at the Relevant Date;

(c)	Termination Fee as at the Relevant Date (if applicable);

(d)	any Breakfunding Costs;

(e)	any Swap Losses;

(f)
any documented direct costs, losses, liabilities and expenses incurred by the Owners as a result of the early termination of this Charter including but not limited to any legal costs, any agency or broker fees incurred in attempting to re-charter or otherwise dispose of the Vessel;

(g)
any liabilities, costs and expenses incurred by the Owners (and the Owners’ Financier (if any)) in maintaining, locating, repossessing, berthing, insuring, maintaining or recovering the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto; and

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(h)
aside from the amounts described under paragraphs (a) to (g) above, and without double recovery, any other moneys due and owing under the Leasing Documents at the Relevant Date (including but not limited to insurance premiums, indemnity amounts and any default interest accruing under Clause 36.9 which are due and owing),

LESS the Termination Bunker Value, but only if:

(i)
the Vessel has been redelivered to Owners’ full possession and control in accordance with Clause 40 (Termination, Redelivery and Total Loss) and the Vessel is (A) subsequently sold (in which case the bunkers on board at redelivery shall form part of the sale proceeds of the Vessel) or (B) chartered out and only to the extent and in respect of any amount actually received by the Owners in relation to the bunkers on board at redelivery;

(ii)	the bunkers on board at redelivery belong to the Charterers and not any other party; and

(iii)	the Charterers provide evidence that they have paid the relevant bunker supplier (or the Approved Sub-charterer, if applicable) for such bunkers in full.

“Third Party Manager” means each or, as the context may require, any Approved Manager which is not an Affiliate of the Charterers.

“Total Loss” means:

(a)	in the case of an actual loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Owners with the insurers in which the insurers agree to treat the Vessel as a Total Loss;

(c)
in the case of any expropriation, confiscation, requisition or acquisition of the Vessel whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension), on the date on which the expropriation, confiscation, requisition or, as the case may be, the acquisition of the Vessel is completed by delivery of the Vessel to the relevant government or official authority or the person or persons claiming to be or to represent the relevant government or official authority unless it is redelivered within sixty(60) days to the full control of the Owners or the Charterers; and

(d)
in the case of any arrest, condemnation, capture, seizure or detention of the Vessel (including any hijacking, act of piracy or theft), unless it is redelivered within one hundred twenty (120) days to the full control of the Owners or the Charterers, the date falling on the expiration of such days.

“Total Loss Payment Date” has the meaning given to that term in Clause 40.9.

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“Total Loss Proceeds” means the proceeds of any policy or contract of insurance or any Requisition Compensation in each case arising in respect of a Total Loss.

“Transaction Documents” means collectively:

(a)	the Approved Management Agreement;

(b)	the Shipbuilding Contract; and

(c)	any Approved Sub-charter,

and “Transaction Document” means each or any of them, as the context may require.

“US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and

(b)
a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“US Tax Obligor” means (a) a person which is resident for tax purposes in the United States of America or (b) a person some or all of whose payments under the Leasing Documents are from sources within the United States for United States federal income tax purposes.

“Variable Charterhire” has the meaning ascribed to it in Clause 36.2(b).

“Vessel” means one (1) product tanker with hull number H1596 to be registered under the Flag State under construction by the Builder pursuant to the terms of the Shipbuilding Contract.

59.2	In this Charter:

“agreed form” means, in relation to a document, such document in a form agreed in writing between the Owners and the Charterers and, if required by the Owners in their sole discretion, the Owners’ Financier;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“continuing” means, in relation to any Termination Event, a Termination Event which has not been waived by the Owners and in relation to any Potential Termination Event, a Potential Termination Event which has not been waived by the Owners or remedied to the satisfaction of the Owners;

“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

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(a)	cast, or control the casting of, more than 51 per cent, of the maximum number of votes that might be cast at a general meeting of such company; or

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or

(c)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;

“days” means each running day in a calendar year; “document” includes a deed; also a letter, fax or telex;

“expense” means liabilities, obligations, losses, damages, penalties, fines, fees, claims, actions, proceedings, judgement, order or other sanction, lien, salvage, general average, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 59.3;

the Owners’ “cost of funds” in relation to the Outstanding Principal or any part thereof is a reference to the average cost (determined either on an actual or a notional basis) which the Owners would incur if they were to fund or finance, from whatever source(s) they may reasonably select, an amount equal to the amount of the Outstanding Principal or any part thereof for a period equal in length to the Hire Period of the Outstanding Principal or any part thereof;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 59.4;

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“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine but excludes any tax in respect of the Owner’ income under the laws of jurisdiction of the Owners’ incorporation.

59.3
Meaning of “month”. A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)	on the Business Day preceding the numerically corresponding day if the numerically corresponding day is not a Business Day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

59.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P; or

(e)	and any company of which S is a subsidiary is a parent company of S.

59.5	In this Charter:

(a)
references to a Leasing Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;

(b)	references to, or to a provision of, a Leasing Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re- enactment or replacement, whether made before the date of this Charter or otherwise; and

(d)	words denoting the singular number shall include the plural and vice versa.

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59.6	Headings. In interpreting a Leasing Document or any provision of a Leasing Document, all clauses, sub-clauses and other headings in that and any other Leasing Document shall be entirely disregarded.

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SCHEDULE 1 ACCEPTANCE CERTIFICATE

SRI  LANKA  SHIPPING  COMPANY  INC.  (the  “Charterers”)  hereby  acknowledges  that  at_______________________ hours on______________________ , there was delivered to, and accepted by, the Charterers the Vessel known as m.t. “[●]”, registered in the name of HUICAN (TIANJIN) SHIPPING LEASING CO., LTD. (the “Owners”) under the flag of the [●] with IMO number [●] under a bareboat charter dated______________________(the “Charter”) and made between the Owners and the Charterers and that Delivery (as defined in the Charter) thereupon took place and that, accordingly, the Vessel is and will be subject to all the terms and conditions contained in the Charter.

The Charterers warrant that the representations and warranties made by them in Clause 45 of the Charter remain correct and that no Termination Event (as defined in the Charter) has occurred and is continuing at the date of this Acceptance Certificate.

Name:
Title:
for and on behalf of
SRI LANKA SHIPPING COMPANY INC.
Date:

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SCHEDULE 2

CONDITIONS PRECEDENT

PART A
The following are the documents referred to in Clause 34.2(g)(i):

1	Corporate Authority

1.1	A copy of the constitutional documents of each Obligor.

1.2	If required, a copy of the resolutions of the board of directors (or equivalent) of each such Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Leasing Documents to which it is a party and resolving that it execute the Leasing Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Leasing Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under, or in connection with, the Leasing Documents to which it is a party.

1.3	If required, an original of the power of attorney of any party to a Leasing Document authorising a specified person or persons to execute the Leasing Documents to which it is a party.

1.4	If required, a specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5
If required, a copy of the resolutions signed by all the holder(s) of the issued shares of any Obligor (except the Sellers and the Guarantor), approving the terms of, and the transactions contemplated by such Leasing Document.

1.6
A certificate of an officer of each Obligor to which it is a party to a Leasing Document to a Leasing Document certifying that each copy document relating to it specified in this Schedule 2 Part A is correct, complete and in full force and effect as at a date no earlier than the date of this Charter.

2	Leasing Documents

2.1
Duly executed copies of each Leasing Document (other than the General Assignment, the Manager’s Undertaking, the Shares Security Deed and the Account Security) and of each document to be delivered under each of them.

2.2
Duly executed copies (but undated) of the General Assignment, the Manager’s Undertaking, the Shares Security Deed and the Account Security, and of each document to be delivered under each of them, except for the acknowledgment by the Account Bank under the Account Security and the acknowledgments by the Initial Sub-Charterer and the SBC Sellers under the General Assignment.

2.3	Evidence that the Operating Account has been opened.

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3	Commercial Invoice

3.1
A commercial invoice for the Vessel stating the Purchase Price in the form and substance acceptable to the Owners to be received by the Owners not later than three (3) Business Days prior to the Prepositioning Date.

4	Vessel Documents

4.1	A copy of an executed Approved Management Agreement establishing that the Vessel will, as from the Delivery Date, be managed by the Approved Manager.

4.2	A copy of the Document of Compliance of the Approved Manager in respect of technical management of the Vessel.

4.3	A copy of the Vessel’s class certificate evidencing that the Vessel maintains such classification (free of all overdue recommendations and conditions) as is acceptable to the Owners.

4.4
Copies of the Vessel’s Safety Management Certificate (together with any other details of the applicable safety management system which the Owners require) and of any other documents required under the ISM Code and the ISPS Code (including without limitation an ISSC and IAPPC).

4.5	Confirmation from the Builder that the Vessel has been free of encumbrances and liens during the construction period.

5	Legal opinions

5.1
An agreed form legal opinion by English legal advisers to the Owners on such matters on the laws of England in relation to the documents listed in paragraphs 2.1 and 2.2 of Part A of this Schedule, in form and substance acceptable to the Owners.

5.2
Agreed forms of legal opinions by lawyers appointed by the Owners on such matters relating to the documents listed in paragraphs 2.1 and 2.2 of Part A of this Schedule, concerning the laws of the Republic of the Marshall Islands and such other relevant jurisdictions as the Owners may require, in form and substance acceptable to the Owners.

6	Vessel Insurances

6.1	Evidence that the Vessel is or will be on Delivery insured in the manner required under Clause 38.1.

6.2
In respect of the Vessel, agreed form of letters of undertaking and certificates of entry (as the case may be) relating to insurances as set out in Clause 38 acknowledged by the relevant insurer, insurance broker, protection and indemnity association or war risks association (as the case may be).

6.3	In respect of the Vessel, an insurance report by an insurance advisor appointed by the Owners (but at the cost of the Charterers) in an agreed form acceptable to the Owners.

7	Initial Sub Charter

7.1	A copy of the duly executed Initial Sub-Charter.

7.2
Evidence to the satisfaction of the Owners that the Initial Sub-Charterer agrees to pay the charterhire and other amounts due to be paid under the Initial Sub-Charter to the Operating Account throughout the Charter Period.

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8	Others

8.1	A copy of the executed Escrow Agreement.

8.2
A copy of a letter issued by the SBC Sellers stating that all amounts due and payable to the SBC Sellers under the Shipbuilding Contract (other than the Shipbuilding Contract Delivery Instalment) have been paid and that no other disputes or pending claims exist under the Shipbuilding Contract;

8.3	A copy of the SBC Sellers’ notice under the Shipbuilding Contract requesting payment of the Shipbuilding Contract Delivery Instalment.

8.4	Evidence that all fees, costs and expenses then due from the Charterers to the Owners under the Leasing Documents have been paid to and received by, or will be paid to and received by, the Owners.

8.5	Evidence that any process agent referred to under the Leasing Documents has accepted its appointment.

8.6	Copies of the Original Financial Statements.

8.7
Such evidence relating to an Obligor as the Buyers may reasonably require for their (or their financiers) to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the Leasing Documents.

8.8
A copy of any other consents, approvals, authorisation or other document, opinion or assurance which the Buyers consider to be reasonably desirable in connection with the entry into and performance of the transactions contemplated by any of the documents listed in paragraph 2 of Part A of this Schedule or for the validity and enforceability of such documents.

8.9	Such other information and documents as the Owners may reasonably require by giving notice to the Charterers.

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PART B

The following are the documents referred to in Clause 34.2(g)(ii):

1	Bringdown Certificates

1.1
If required, a certificate of an officer of each Obligor to which it is a party to a Leasing Document to a Leasing Document certifying that each copy document relating to it specified in this Schedule 2 Part A is correct, complete and in full force and effect as at a date no earlier than the Delivery Date.

2	Security Documents

2.1	Duly executed and dated copies of each of the Leasing Documents and of each document to be delivered under each of them referred to in paragraph 2.2 of Schedule 2 Part A.

3	Vessel Documents in relation to Title

3.1	Documentary evidence that the Vessel:

(a)	has been delivered by the SBC Sellers to the Charterers pursuant to the terms of the Shipbuilding Contract, where such documents shall include, in particular:

(i)
the original notarized and if required, legalised copies of the bill of sale and builder’s certificate duly executed by the SBC Sellers (and where executed by an attorney of the SBC Sellers, together with such original notarized power of attorneys of the SBC Sellers); and

(ii)	the original protocol of delivery and acceptance duly executed by the SBC Sellers and the Charterers;

(b)	any other document required to be delivered by the SBC Sellers to the Charterers (in their capacity as buyers) on delivery under the terms of the Shipbuilding Contract;

(c)	has been delivered by the Charterers to the Sellers pursuant to the terms of the Initial MOA, where such documents shall include, in particular:

(i)
the bill of sale in a form recordable in the Flag State, transferring title of the Vessel by the Charterers to the Sellers and stating that the Vessel is free from all mortgages, encumbrances and liens (whether maritime or otherwise) or any other debts whatsoever, duly notarially attested and legalised or apostilled as may be required by the Flag State; and

(ii)	the original (if required by the Flag State) or a copy of the protocol of delivery and acceptance duly executed by the Charterers and the Sellers;

(d)
is or will be definitively and permanently registered in the name of the Owners under the Flag State, in the absolute and unencumbered ownership of the Owners, where such documents shall include, in particular:

(i)
a certificate or transcript or an email confirmation issued by the competent authorities of the Flag State on the date of Delivery evidencing the Sellers’ ownership of the Vessel and that the Vessel is free from registered encumbrances and mortgages;

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(ii)
the bill of sale in a form recordable in the Flag State, transferring title of the Vessel by the Sellers to the Owners and stating that the Vessel is free from all mortgages, encumbrances and maritime liens (whether maritime or otherwise) or any other debts whatsoever, duly notarially attested and legalised or apostilled as may be required by the Flag State;

(iii)	the original (if required by the Flag State) or a copy of the protocol of delivery and acceptance duly executed by the Sellers and the Owners; and

(iv)	any additional documents as may be required by the competent authorities of the Flag State for the purpose of registering the Vessel in the name of the Owners on the Delivery Date.

4	Initial Sub-Charter

4.1	Evidence to the satisfaction of the Owners that the Vessel has been delivered to and accepted by the Initial Sub-Charterer under the Initial Sub Charter on the Delivery Date.

5	Others

5.1
Evidence that any fees, costs and expenses then due from the Charterers to the Owners under the Leasing Documents have been paid to and received by, or will be paid to and received by, the Owners, on Delivery of the Vessel.

5.2	Such other documents as the Owners may reasonably require by giving notice to the Charterers.

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PART C

The following are the documents referred to in Clause 34.2(g)(iii):

1	Legal opinions

Not later than three (3) Business Days after the Delivery Date, issued signed copies of the legal opinions referred to in paragraphs 5.1 and 5.2 of Schedule 2 Part A.

2	Security Documents

To the extent not already provided under Part A and Part B of Schedule 2, duly executed acknowledgment by the Account Bank under the Account Security and acknowledgments by the Initial Sub-Charterer and the SBC Sellers under the General Assignment within the time prescribed under the Account Security and General Assignment respectively.

3	Insurances

(a)
Not later than five (5) Business Days after the Delivery Date, receipt of copies of the executed letters of undertaking and certificates of entry (as the case may be) relating to insurances as set out in Clause 38 acknowledged by the relevant insurer, insurance broker, protection and indemnity association or war risks association (as the case may be), each in the agreed form under paragraph 6.2 of Schedule 2 Part A.

(b)	Not later than ten (10) Business Days after the Delivery Date, the signed insurance report in the form agreed under paragraph 6.3 of Schedule 2 Part A.

4	Transcript of Registry

(a)	Transcript of Registry issued by the competent authorities of the Flag State on the Delivery Date evidencing the Owners’ ownership of the Vessel.

5	Not later than fifteen (15) days after the Delivery Date, originals of the documents required under paragraphs 1.2, 1.3, 1.4, 1.5, 1.6 and 2.1 of Part A and paragraph 1.1 of Part B.

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SCHEDULE 3

Hire Payment Date	Outstanding Principal (USD)	Fixed Charterhire (USD)	Purchase Obligation Price (USD)
	45,391,500.00
1st Hire Payment Date	45,180,000.00	211,500.00	N/A
2nd Hire Payment Date	44,968,500.00	211,500.00	N/A
3rd Hire Payment Date	44,757,000.00	211,500.00	N/A
4th Hire Payment Date	44,545,500.00	211,500.00	N/A
5th Hire Payment Date	44,334,000.00	211,500.00	N/A
6th Hire Payment Date	44,122,500.00	211,500.00	N/A
7th Hire Payment Date	43,911,000.00	211,500.00	N/A
8th Hire Payment Date	43,699,500.00	211,500.00	N/A
9th Hire Payment Date	43,488,000.00	211,500.00	N/A
10th Hire Payment Date	43,276,500.00	211,500.00	N/A
11th Hire Payment Date	43,065,000.00	211,500.00	N/A
12th Hire Payment Date	42,853,500.00	211,500.00	N/A
13th Hire Payment Date	42,642,000.00	211,500.00	N/A
14th Hire Payment Date	42,430,500.00	211,500.00	N/A
15th Hire Payment Date	42,219,000.00	211,500.00	N/A
16th Hire Payment Date	42,007,500.00	211,500.00	N/A
17th Hire Payment Date	41,796,000.00	211,500.00	N/A
18th Hire Payment Date	41,584,500.00	211,500.00	N/A
19th Hire Payment Date	41,373,000.00	211,500.00	N/A

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20th Hire Payment Date	41,161,500.00	211,500.00	N/A
21st Hire Payment Date	40,950,000.00	211,500.00	N/A
22nd Hire Payment Date	40,738,500.00	211,500.00	N/A
23rd Hire Payment Date	40,527,000.00	211,500.00	N/A
24th Hire Payment Date	40,315,500.00	211,500.00	N/A
25th Hire Payment Date	40,104,000.00	211,500.00	N/A
26th Hire Payment Date	39,892,500.00	211,500.00	N/A
27th Hire Payment Date	39,681,000.00	211,500.00	N/A
28th Hire Payment Date	39,469,500.00	211,500.00	N/A
29th Hire Payment Date	39,258,000.00	211,500.00	N/A
30th Hire Payment Date	39,046,500.00	211,500.00	N/A
31st Hire Payment Date	38,835,000.00	211,500.00	N/A
32nd Hire Payment Date	38,623,500.00	211,500.00	N/A
33rd Hire Payment Date	38,412,000.00	211,500.00	N/A
34th Hire Payment Date	38,200,5011.00	211,500.00	N/A
35th Hire Payment Date	37,989,000.00	211,500.00	N/A
36th Hire Payment Date	37,777,500.00	211,500.00	N/A
37th Hire Payment Date	37,566,000.00	211,500.00	N/A
38th Hire Payment Date	37,354,500.00	211,500.00	N/A
39th Hire Payment Date	37,143,000.00	211,500.00	N/A
40th Hire Payment Date	36,931,500.00	211,500.00	N/A
41st Hire Payment Date	36,720,000.00	211,500.00	N/A

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42nd Hire Payment Date	36,508,500.00	211,500.00	N/A
43rd Hire Payment Date	36,297,000.00	211,500.00	N/A
44th Hire Payment Date	36,085,500.00	211,500.00	N/A
45th Hire Payment Date	35,874,000.00	211,500.00	N/A
46th Hire Payment Date	35,662,500.00	211,500.00	N/A
47th Hire Payment Date	35,451,000.00	211,500.00	N/A
48th Hire Payment Date	35,239,500.00	211,500.00	N/A
49th Hire Payment Date	35,028,000.00	211,500.00	N/A
50th Hire Payment Date	34,816,500.00	211,500.00	N/A
51st Hire Payment Date	34,605,000.00	211,500.00	N/A
52nd Hire Payment Date	34,393,500.00	211,500.00	N/A
53rd Hire Payment Date	34,182,000.00	211,500.00	N/A
54th Hire Payment Date	33,970,500.00	211,500.00	N/A
55th Hire Payment Date	33,759,000.00	211,500.00	N/A
56th Hire Payment Date	33,547,500.00	211,500.00	N/A
57th Hire Payment Date	33,336,000.00	211,500.00	N/A
58th Hire Payment Date	33,124,500.00	211,500.00	N/A
59th Hire Payment Date	32,913,000.00	211,500.00	N/A
60th Hire Payment Date	32,701,500.00	211,500.00	N/A
61st Hire Payment Date	32,490,000.00	211,500.00	N/A
62nd Hire Payment Date	32,278,500.00	211,500.00	N/A
63rd Hire Payment Date	32,067,000.00	211,500.00	N/A

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64th Hire Payment Date	31,855,500.00	211,500.00	N/A
65th Hire Payment Date	31,644,000.00	211,500.00	N/A
66th Hire Payment Date	31,432,500.00	211,500.00	N/A
67th Hire Payment Date	31,221,000.00	211,500.00	N/A
68th Hire Payment Date	31,009,500.00	211,500.00	N/A
69th Hire Payment Date	30,798,000.00	211,500.00	N/A
70th Hire Payment Date	30,586,500.00	211,500.00	N/A
71st Hire Payment Date	30,375,000.00	211,500.00	N/A
72nd Hire Payment Date	30,163,500.00	211,500.00	N/A
73rd Hire Payment Date	20,952,000.00	211,500.00	N/A
74th Hire Payment Date	29,740,500.00	211,500.00	N/A
75th Hire Payment Date	29,529,000.00	211,500.00	N/A
76th Hire Payment Date	29,317,500.00	211,500.00	N/A
77th Hire Payment Date	29,106,000.00	211,500.00	N/A
78th Hire Payment Date	28,894,500.00	211,500.00	N/A
79th Hire Payment Date	28,683,000.00	211,500.00	N/A
80th Hire Payment Date	28,471,500.00	211,500.00	N/A
81st Hire Payment Date	28,260,000.00	211,500.00	N/A
82nd Hire Payment Date	28,048,500.00	211,500.00	N/A
83rd Hire Payment Date	27,837,000.00	211,500.00	N/A
84th Hire Payment Date	27,625,500.00	211,500.00	N/A
85th Hire Payment Date	27,414,000.00	211,500.00	N/A

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86th Hire Payment Date	27,202,500.00	211,500.00	N/A
87th Hire Payment Date	26,991,000.00	211,500.00	N/A
88th Hire Payment Date	26,779,500.00	211,500.00	N/A
89th Hire Payment Date	26,568,000.00	211,500.00	N/A
90th Hire Payment Date	26,356,500.00	211,500.00	N/A
91st Hire Payment Date	26,145,000.00	211,500.00	N/A
92nd Hire Payment Date	25,933,500.00	211,500.00	N/A
93rd Hire Payment Date	25,722,000.00	211,500.00	N/A
94th Hire Payment Date	25,510,500.00	211,500.00	N/A
95th Hire Payment Date	25,299,000.00	211,500.00	N/A
96th Hire Payment Date	25,087,500.00	211,500.00	N/A
97th Hire Payment Date	24,876,000.00	211,500.00	N/A
98th Hire Payment Date	24,664,500.00	211,500.00	N/A
99th Hire Payment Date	24,453,000.00	211,500.00	N/A
100th Hire Payment Date	24,241,500.00	211,500.00	N/A
101st Hire Payment Date	24,030,000.00	211,500.00	N/A
102nd Hire Payment Date	23,818,500.00	211,500.00	N/A
103rd Hire Payment Date	23,607,000.00	211,500.00	N/A
104th Hire Payment Date	23,395,500.00	211,500.00	N/A
105th Hire Payment Date	23,184,000.00	211,500.00	N/A
106th Hire Payment Date	22,972,500.00	211,500.00	N/A
107th Hire Payment Date	22,761,000.00	211,500.00	N/A

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108th Hire Payment Date	22,549,500.00	211,500.00	N/A
109th Hire Payment Date	22,338,000.00	211,500.00	N/A
110th Hire Payment Date	22,126,500.00	211,500.00	N/A
111th Hire Payment Date	21,915,000.00	211,500.00	N/A
112th Hire Payment Date	21,703,500.00	211,500.00	N/A
113th Hire Payment Date	21,492,000.00	211,500.00	Ν/Α
114th Hire Payment Date	21,280,500.00	211,500.00	Ν/Α
115th Hire Payment Date	21,069,000.00	211,500.00	N/A
116th Hire Payment Date	20,857,500.00	211,500.00	N/A
117th Hire Payment Date	20,646,000.00	211,500.00	N/A
118th Hire Payment Date	20,434,500.00	211,500.00	N/A
119th Hire Payment Date	20,223,000.00	211,500.00	Ν/A
120th Hire Payment Date	0	211,500.00	20,011,500.00

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EXECUTION PAGE

OWNERS

SIGNED BY		)
for and on behalf of		)
HUICAN(TITANJIN) SHIPPING LEASING CO., LTD.		)
in the presence of	9/F, No. 1 Building, No.99 East	)
Witness’ signature: Witness’ name: Witness’ address:		) ) )	Zhang Xinhang
	Jialingajiang Street, Nanjing, Jiangsu		Attorney-in-fact
Province, P.R. China
CHARTERERS

SIGNED BY	)
attorney-in-fact	)
for and on behalf of	)
SRI LANKA SHIPPING COMPANY INC.	)
in the presence of Witness’s signature: Witness’s name: Witness’ address:	)
	) ) )	Andreas Nikolaos Michalopoulos

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